   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         NEXTLINK COMMUNICATIONS, INC.

             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                        4813                  91-1738221
 (State or Other Jurisdiction        (Primary Standard        (I.R.S. Employer
              of                        Industrial           Identification No.)
Incorporation or Organization)  Classification Code Number)

                            ------------------------

         1505 FARM CREDIT DRIVE, MCLEAN, VIRGINIA 22102, (703) 547-2000 (Address, including ZIP code, and telephone number, including area code, of the Registrant's principal executive offices)

                           --------------------------

                             GARY D. BEGEMAN, ESQ.
                             1505 FARM CREDIT DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 547-2000
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                           --------------------------

                                    COPY TO:
                              BRUCE R. KRAUS, ESQ.
                            WILLKIE FARR & GALLAGHER
                               787 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 728-8000
                           --------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED             PROPOSED
                                                AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES             TO BE              OFFERING             AGGREGATE          REGISTRATION
            TO BE REGISTERED                  REGISTERED              PRICE           OFFERING PRICE           FEE(1)
10 1/2% Senior Notes due 2009                $400,000,000            99.25%            $397,000,000          $104,808(2)
12 1/8% Senior Discount Notes due 2009       $455,000,000            56.25%            $255,937,500        $ 67,567.50(3)

(1) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rules 457(f)(1) and 457(c).

(2) The registration fee for the 10 1/2% Senior Notes was computed on the basis of the average of the closing high bid and low ask prices for the senior notes on February 7, 2000, which was 99.25%.

(3) The registration fee for the 12 1/8% Senior Discount Notes was computed on the basis of the average of the closing high bid and low ask prices for the senior discount notes on February 7, 2000, which was 56.25%.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     [LOGO]

                         NEXTLINK COMMUNICATIONS, INC.

                       OFFER TO EXCHANGE ALL OUTSTANDING
                         10 1/2% SENIOR NOTES DUE 2009
                                      AND
                     12 1/8% SENIOR DISCOUNT NOTES DUE 2009
                                      FOR
                         10 1/2% SENIOR NOTES DUE 2009
                                      AND
                     12 1/8% SENIOR DISCOUNT NOTES DUE 2009

    You hold either unregistered NEXTLINK 10 1/2% Senior Notes or unregistered NEXTLINK 12 1/8% Senior Discount Notes. We are offering to exchange your notes for new, substantially identical notes that will be free of the transfer restrictions that apply to your notes. This offer will expire at 5:00 p.m., New
York City time, on             , 2000, unless we extend it. You must tender your
old notes by the deadline to obtain the liquidity benefits provided by this exchange offer.

    We agreed with the initial purchasers of the old notes to make this offer and register the issuance of the new notes after they bought the old notes. This offer is unconditional, and applies to any and all old notes tendered by the deadline.

    The new notes will not trade on any established exchange. The new notes have the same financial terms and covenants as the old notes and are subject to the same business and financial risks. A DESCRIPTION OF THOSE RISKS BEGINS ON PAGE 13.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            , 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Where You Can Find More Information.........................      ii
Delivery of Prospectus......................................      ii
Industry and Market Data....................................      ii
Nextlink....................................................       1
Risk Factors................................................      13
Use of Proceeds.............................................      21
Capitalization..............................................      22
Business....................................................      23
Regulation..................................................      33
The Exchange Offer..........................................      35
Description of the Notes....................................      47
Book-Entry; Delivery and Form...............................      58
Material United States Federal Income Tax Considerations....      62
Description of Other Material Indebtedness..................      67
Plan of Distribution........................................      77
Incorporation of Material Documents By Reference............      78
Legal Matters...............................................      78
Experts.....................................................      79

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION OR TO MAKE ANY REPRESENTATION TO YOU THAT IS NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT UNDER ANY CIRCUMSTANCES ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THE DATE OF THIS PROSPECTUS.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-4 with the SEC to register the new notes being offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about NEXTLINK and the new notes offered in this prospectus, you should refer to the registration statement and its exhibits.

    We file our SEC materials electronically with the SEC, so you can review our filings by accessing the web site maintained by the SEC at http:// www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You can also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

    Our principal executive offices are located at 1505 Farm Credit Drive, McLean, Virginia 22102. Our telephone number is (703) 547-2000.

                             DELIVERY OF PROSPECTUS

    We remind professional securities dealers of their obligation under the securities laws to deliver a copy of this prospectus to anyone who buys new
notes from them until           , 2000, which is the 90th day after the date of
this prospectus. Any securities dealers who were initial purchasers of the old notes and are acting as underwriters of unsold allotments have additional prospectus delivery requirements.

                            INDUSTRY AND MARKET DATA

    In this prospectus, we rely on and refer to information and statistics regarding the telecommunications industry. We obtained this information and these statistics from various third party sources, discussions with our customers and/or our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness and, accordingly, we caution you not to place undue reliance on them.

                                    NEXTLINK

    YOU SHOULD READ THIS SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES TO THE FINANCIAL STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. WE ENCOURAGE YOU TO READ THIS ENTIRE PROSPECTUS CAREFULLY.

    Since 1996, NEXTLINK has provided high-quality telecommunications services to the rapidly growing business market. We believe that increasing usage of both telephone service and newer data and information services will continue to increase demand for telecommunications capacity, or bandwidth, and for new telecommunications services and applications.

    To serve our customers' broad and expanding telecommunications needs, we have assembled a unique collection of high-bandwidth, local and national network assets. We intend to integrate these assets with advanced communications technologies and services in order to become one of the nation's leading providers of comprehensive end-to-end telecommunications services.

    To accomplish this:

    - we have built 31 high-bandwidth, or broadband, local networks in 19 states, generally located in the central business districts of the cities we serve, and we are continuing to build additional networks;

    - we have become the nation's largest holder of broadband fixed wireless spectrum, with FCC licenses covering 95% of the population of the 30 largest U.S. cities, which we will use to extend the reach of our networks to additional customers; and

    - we have acquired, through a joint venture known as INTERNEXT, exclusive interests in a national broadband network now being built to traverse over 16,000 miles and to connect more than 50 cities, including all of the largest cities that our current and planned local networks serve.

    As our networks become increasingly optimized for data transmission and through our pending acquisition of Concentric Network Corporation, we plan to offer our customers high-speed Internet access and additional services, such as Internet web hosting and support for e-commerce. By web hosting, we mean support for customers' web sites at our central offices, running either on their computers or on ours, together with website design and maintenance services. We also plan to build on our existing expertise in the communication of customized information to mass-market customers and automated order fulfillment to serve clients with e-commerce businesses, that is, businesses conducting high volume retail transactions over the Internet.

    We are now operating 31 broadband local networks in 49 cities. We provided nearly 350,000 business telephone lines to our customers as of September 30, 1999, of which more than 65,000 were installed in the third quarter of 1999. We are currently building additional networks, and plan to have operational networks in most of the 30 largest U.S. cities by the end of 2000.

    Our local and national networks employ fiber optic technology, which uses light waves to transmit signals over cables consisting of many glass fiber strands. Each strand in these fiber optic cables has enough capacity to carry over 100,000 times more traffic than a strand of traditionally-configured copper wire. Rings of our fiber optic cables typically encircle a city's central business district and connect to our central offices. These central offices contain the switches and routers that direct calls and data traffic to their destinations, and have space to house the additional equipment necessary for future telecommunications services. Wherever we can, we build and own these networks ourselves. This enables us to deliver higher quality services and will enable us to deliver new services that we expect will increase our operating margins.

    Our goal is to provide our customers with complete voice and data network solutions for all of their communications needs, using our own fiber, switches and other facilities to the greatest extent possible. Today, however, we frequently lease the existing copper telephone wires from the dominant local telephone company to make the physical connection for the short distance between our customers and our fiber optic networks.

    To reduce our reliance on connections leased from the dominant carrier, we intend to increase the number of customers connected directly to our networks. In some cases, we will construct a new fiber optic extension from our network to the customer's premises. In other cases, we will deploy a high-bandwidth wireless connection between an antenna on the roof of the customer's premises and an antenna attached to our fiber rings. These wireless connections offer high-quality broadband capacity and, in many cases, cost less than fiber to install. We expect to deploy wireless extensions in 25 markets by the end of 2000.

    We are also deploying a technology called Digital Subscriber Line, or DSL, to meet the high bandwidth needs of those customers whose connection to our network remains over copper wire. DSL increases the effective capacity of existing copper telephone wires. We are installing our own DSL equipment to provide these services ourselves, and we and Concentric also resell another provider's DSL services.

    Our networks support a variety of communications technologies. This permits us to offer customers a set of technology options to meet their changing needs, and introduce new technologies as they become available. For example, we have begun to add new technologies to our networks, including Internet Protocol, or IP, routers and switches, and Asynchronous Transfer Mode, or ATM, switches. ATM switches will enable us to meet the demands of large, high-volume customers, while IP routers and switches will enable us to carry Internet traffic more efficiently and to provide more services.

    As IP technology evolves and matures, we believe it will gradually replace ATM, and we therefore intend to invest heavily in optimizing our networks for present and future IP implementations. We anticipate that future IP technologies will enable the high-bandwidth, end-to-end national network we are building to carry data, voice and video. Such a network should also enable us to offer our customers entirely new classes of IP services. We intend to remain flexible in our technology choices, to serve our customers' present needs and to take advantage of the future opportunities that technological advances may bring.

RECENT TRANSACTIONS

    - In January 2000, we agreed to acquire Concentric Network Corporation for approximately $2.9 billion in stock, and expect to close this merger in the second quarter of 2000. Concentric provides virtual private networks, high speed Internet access and web hosting to small and medium-sized businesses.

    - In this merger, we will also acquire the 50% of INTERNEXT we do not already own for approximately $220.0 million in common stock.

    - In January 2000, we also sold $850.0 million of convertible preferred stock to Forstmann Little, a private equity investor.

    - In February 2000, we entered into a $1,000.0 million senior secured credit facility, bringing our pro forma cash on hand as of December 31, 1999 and committed lines of credit to approximately $3,081.4 million.

    For more information about these transactions, see "Business--Recent Transactions."

BUSINESS STRATEGY

    We have built a customer-focused, locally-oriented organization dedicated to providing switched local and long distance telephone services at competitive prices to small and medium-sized businesses. Our goal is to provide integrated, end-to-end solutions for all of our customers' communications needs over our own network. We plan to deliver these solutions primarily through equipment and networks we own and therefore continue to be a facilities-based carrier. The key components of our strategy to achieve this goal are to:

    - BUILD BROADBAND LOCAL NETWORKS. We build high-bandwidth local networks using fiber optic cable bundles, which are capable of carrying high volumes of data, voice, video and Internet traffic as well as other high-bandwidth services. In our newer markets, we install as many as 400 fiber strands in each network, with built-in capacity for future growth. We plan to have completed broadband local networks in most of the nation's 30 largest cities by the end of 2000.

    - INCREASE DIRECT CUSTOMER CONNECTIONS. We generally build our networks in the central business districts of our markets to permit direct connections to a high percentage of the area's commercial buildings. For buildings where direct fiber connections to our networks are not economic, we will use our wireless spectrum to make broadband direct connections where appropriate.

    - CREATE AN INTEGRATED, END-TO-END, FACILITIES-BASED NATIONAL NETWORK. We will use INTERNEXT's 16,000 mile, national fiber optic network, which is nearing completion, to offer end-to-end services over our own facilities, rather than lines leased from others. This network will be able to operate at very high speeds in order to meet our customers' current and future broadband data needs.

    - DEPLOY NEW TECHNOLOGY OPTIMIZED FOR IP. We are adding IP and ATM routers and switches to our network to meet our customers' growing data needs. We believe that future IP technologies will gradually replace ATM and enable our network to carry all types of communications traffic: data, voice and video, through a single protocol.

    - INTRODUCE NEW INTERNET SERVICES. In addition to high-speed Internet access, we plan to offer customers secure, robust web hosting services at our central offices, and provide extensive back-office support for their e-commerce operations. We anticipate considerable cost savings and increases in data services capabilities through our acquisition of Concentric or leading Internet and data service providers.

    - BUILD ON OUR CUSTOMER BASE, STAFF AND SYSTEMS TO SUCCEED IN THE DATA SERVICES MARKET. We will combine the strategies and skills we have developed, competing successfully in the local exchange market with the proven skills of Concentric to compete in the expanding data services market. These include a focus on the business customer, decentralized, local management, close attention to customer care and effective, reliable back-office systems.

    - ATTRACT EXPERIENCED MANAGEMENT AT ALL KEY LEVELS. Under the leadership of Craig McCaw, we have attracted highly qualified senior management. Experienced technology industry executives will lead the implementation of our data strategy. Seasoned industry entrepreneurs and executives run our regional groups and operating subsidiaries and we expect to benefit from the skills and experience of the seasoned executive, technical and marketing personnel who will be joining us when the Concentric merger closes.

                               THE EXCHANGE OFFER

The Exchange Offer........................  This is an offer to exchange our unregistered 10 1/2%
                                            Senior Notes due 2009 and our unregistered 12 1/8%
                                            Senior Discount Notes due 2009 for new notes of equal
                                            principal amount in a transaction registered with the
                                            SEC. We issued the 10 1/2% Senior Notes and the 12 1/8%
                                            Senior Discount Notes, which we refer to collectively
                                            as the old notes, on November 17, 1999 in a private
                                            offering.

                                            In order to exchange your unregistered old notes, you
                                            must follow the instructions contained in this
                                            prospectus and the accompanying letters of transmittal.
                                            We will exchange all old notes validly tendered and not
                                            validly withdrawn.

                                            The new notes, or notes, have the same financial terms
                                            and covenants as the old notes, and are subject to the
                                            same business and financial risks, but will not bear
                                            legends restricting their transfer.

                                            There are currently $400.0 million aggregate principal
                                            amount at maturity of old senior notes and
                                            $455.0 million aggregate principal amount at maturity
                                            of old senior discount notes outstanding.

Expiration and Exchange Dates.............  This offer will expire at 5:00 p.m., New York City
                                            time, on              , 2000, unless we extend it, and
                                            we will consummate the exchange on the next business
                                            day.

Registration Rights Agreement.............  You have the right to exchange the old notes that you now hold for new notes with substantially identical
                                            terms. This exchange offer is intended to satisfy these
                                            rights. After the exchange offer is complete, you will
                                            no longer be entitled to any exchange or registration
                                            rights with respect to your notes.

Conditions................................  This offer is conditioned only upon compliance with the securities laws. The offer applies to any and all old
                                            notes tendered by the deadline.

Withdrawal Rights.........................  You may withdraw your tender of old notes at any time before the offer expires.

Federal Income Tax Consequences...........  The exchange will not be a taxable event for United
                                            States federal income tax purposes. You will not
                                            recognize any taxable gain or loss or any interest
                                            income as a result of such exchange.

Resale Without Further Registration.......  You may offer for sale, sell and otherwise transfer new notes without registration or delivery of a prospectus
                                            under the Securities Act so long as the following
                                            statements are true:

                                            - you acquire the new notes issued in the exchange
                                            offer in the ordinary course of your business;

                                            - you are not an "affiliate," as defined under
                                            Rule 405 of the Securities Act, of ours; and

                                            - you are not participating, and do not intend to
                                            participate, and have no arrangement or understanding
                                              with any person to participate, in the distribution
                                              of the new notes issued to you in the exchange offer.

                                            By tendering your notes as described below, you will be
                                            making representations to this effect.

Transfer Restrictions on New Notes........  You may incur liability under the Securities Act if:

                                            (1) any of the representations listed above are not
                                                true; and

                                            (2) you transfer any new note issued to you in the
                                            exchange offer without

                                            - delivering a prospectus meeting the requirements of
                                              the Securities Act; or

                                            - an exemption from the Securities Act's requirements
                                            to register the sale of your new notes.

                                            We are not assuming or indemnifying you against these
                                            liabilities. Each broker-dealer that receives new notes
                                            for its own account in exchange for old notes that were
                                            acquired as a result of market-making or other trading
                                            activities must acknowledge that it will deliver a
                                            prospectus meeting the requirements of the Securities
                                            Act in connection with any resale of the new notes. A
                                            broker-dealer may use this prospectus for an offer to
                                            sell, sell or other transfer of the new notes issued to
                                            it in the exchange offer.

Procedures for Tendering Old Notes........  Each holder of old notes who wishes to accept the exchange offer must:

                                            - complete, sign and date the accompanying letters of
                                              transmittal, or facsimiles thereof; or

                                            - arrange for The Depository Trust Company to transmit
                                            the required information to the exchange agent in
                                              connection with a book-entry transfer.

                                            You must mail or otherwise deliver such documentation
                                            and your old notes to the United States Trust Company
                                            of New York, as exchange agent, at 114 West 47th
                                            Street, New York, New York 10036, Attention: Patricia
                                            Gallagher.

Failure to Exchange Will Affect You
  Adversely...............................  If you are eligible to participate in the exchange offer and you do not tender your old notes, you will
                                            not have any further registration or exchange rights
                                            and your old notes will continue to be subject to some
                                            restrictions on transfer. If there is any trading
                                            market for old notes after the exchange offer, old
                                            notes are likely to trade at a discount from new notes,
                                            due to these restrictions. We will not exchange new
                                            notes for old notes after the exchange offer expires.

Special Procedures for Beneficial
  Owners..................................  If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust
                                            company or other nominee and you wish to tender your
                                            old notes in the exchange offer, you should contact the
                                            registered holder promptly and instruct it to tender on
                                            your behalf. If you wish to tender on your own behalf,
                                            you must, before completing and executing the letters
                                            of transmittal for the exchange offer and delivering
                                            your old notes, either arrange to have your old notes
                                            registered in your name or obtain a properly completed
                                            bond power from the registered holder. The transfer of
                                            registered ownership may take considerable time.

Guaranteed Delivery Procedures............  You may comply with the procedures described in this prospectus under the heading "The Exchange
                                            Offer--Guaranteed Delivery Procedures" if you wish to
                                            tender your old notes and:

                                            - time will not permit your required documents to reach
                                            the exchange agent by the expiration date of the
                                              exchange offer,

                                            - you cannot complete the procedure for book-entry
                                            transfer on time, or

                                            - your old notes are not immediately available.

                                 THE NEW NOTES

    The new notes have the same financial terms and covenants as the old notes, which are as follows:

Issuer.................................  NEXTLINK Communications, Inc.
Maturity...............................  December 1, 2009 for both the new senior notes and the new senior discount notes.
Interest and Accretion.................  Interest on the new senior notes accrues from
                                         November 17, 1999 at the rate of 10 1/2% per year,
                                         payable semi-annually on each June 1 and December 1,
                                         beginning on June 1, 2000.
                                         No cash interest will accrue on the new senior discount
                                         notes until December 1, 2004. From November 17, 1999
                                         through December 1, 2004, the aggregate accreted value of
                                         the new senior discount notes will increase from
                                         $251.4 million at a rate of 12 1/8% per year, compounded
                                         semi-annually, to their aggregate principal amount at
                                         stated maturity of $455.0 million. After that date, cash
                                         interest on the new senior discount notes will accrue at
                                         the rate of 12 1/8% per year, payable semi-annually on
                                         June 1 and December 1 of each year, beginning on June 1,
                                         2005.
Ranking................................  The new notes are unsecured and are not guaranteed by any of our operating subsidiaries.
Optional Redemption....................  On or after December 1, 2004, we will have the right to redeem any or all of the new senior notes at a redemption
                                         price initially equal to 105.25% of their principal
                                         amount at maturity, plus accrued interest, and the right
                                         to redeem the new senior discount notes at a redemption
                                         price initially equal to 106.063% of their principal
                                         amount at maturity, plus accrued interest. The redemption
                                         prices will decline annually after that date.
                                         In addition, on or before December 1, 2002, we have the
                                         right to use the net cash proceeds of qualifying equity
                                         offerings to redeem:
                                         - up to 33 1/3% of the new senior notes originally
                                           outstanding at their principal amount plus accrued
                                           interest at a redemption price equal to 110.5% of their
                                           principal amount, provided that at least 66 2/3% of the
                                           principal amount of the new senior notes remains
                                           outstanding after the redemption; and
                                         - up to 33 1/3% of the new senior discount notes at a
                                           redemption price equal to 112.125% of their accreted
                                           value, provided that at least 66 2/3% of the accreted
                                           value at redemption of the new senior discount notes
                                           remains outstanding after the redemption.
Tax Consequences of Holding Senior
  Discount Notes.......................  The accretion of the old senior discount notes from their issue price to their principal amount will produce
                                         taxable ordinary

                                         interest income in the amount of the accretion for
                                         holders of the senior discount notes during the accretion
                                         period. The Internal Revenue Code calls this original
                                         issue discount, or OID. The new senior discount notes
                                         will bear the same amount of OID as the old senior
                                         discount notes.
Change of Control......................  If an event treated as a change of control of NEXTLINK occurs, we must make an offer to purchase any and all of
                                         the new notes then outstanding from you at the following
                                         prices:
                                         - New senior notes: 101% of their aggregate principal
                                           amount, plus accrued and unpaid interest, if any, to
                                           the date of purchase; and
                                         - New senior discount notes: 101% of their accreted value
                                           (if prior to December 1, 2004) or 101% of their
                                           aggregate principal amount, plus accrued and unpaid
                                           interest (if on or after December 1, 2004).
Covenants..............................  The indentures under which the old notes have been, and the new senior notes and new senior discount notes are
                                         being issued, contain covenants for your benefit which,
                                         among other things and subject to important exceptions,
                                         restrict our ability and the ability of our subsidiaries
                                         to:
                                         - borrow money;
                                         - pay dividends on stock or purchase stock;
                                         - make investments;
                                         - use assets as security in other transactions; and
                                         - sell certain assets or merge with or into other
                                           companies.
                                         Each indenture allows modification and amendment of these
                                         and other covenants by a vote of holders of a majority in
                                         aggregate principal amount of the notes issued under that
                                         indenture, subject to exceptions described in that
                                         indenture. Also, holders of a majority in aggregate
                                         principal amount of the notes issued under either
                                         indenture may waive our compliance with certain other
                                         restrictive covenants in that indenture.

                    RISK FACTORS AND ADDITIONAL INFORMATION

    See "Risk Factors" beginning on page 13 for a discussion of risks relating to the new senior notes and new senior discount notes, all of which apply to the old notes as well. For additional information regarding the notes, see "Description of the Notes" and "Material United States Federal Income Tax Considerations."

          SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

    We have summarized below our historical consolidated financial data as of and for the years ended December 31, 1994, 1995, 1996, 1997 and 1998. This information is derived from and qualified by reference to our audited Consolidated Financial Statements included in our 1998 Form 10-K, which is incorporated in this prospectus by reference. All of the data should be read in conjunction with and are qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our 1998 Form 10-K.

    The summary historical consolidated financial data below as of September 30, 1999 and for the three and nine-month periods ended September 30, 1998 and 1999 have been derived from our unaudited interim consolidated financial statements. In management's opinion, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of our financial position and results of operations. Operating results for the three and nine-month periods ended September 30, 1999 are not necessarily indicative of the results that may be expected for the full year ended December 31, 1999.

                                                                                         THREE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,                         SEPTEMBER 30,
                            --------------------------------------------------------   -----------------------
                              1994       1995       1996        1997         1998         1998         1999
                            --------   --------   --------   ----------   ----------   ----------   ----------
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Revenue...................  $    --    $  7,552   $ 25,686   $   57,579   $  139,667   $   37,817   $   75,059
Costs and expenses:
  Operating...............      106       6,618     25,094       54,031      123,675       32,828       59,328
  Selling, general and
    administrative........      232       9,563     31,353       75,732      156,929       41,565       71,322
  Deferred compensation...       --         375      9,914        3,247        4,993        1,720        2,535
  Depreciation and
    amortization..........       14       3,458     10,340       27,190       60,254       14,778       28,456
                            -------    --------   --------   ----------   ----------   ----------   ----------
Loss from operations......     (352)    (12,462)   (51,015)    (102,621)    (206,184)     (53,074)     (86,582)
Interest expense, net.....        3        (269)   (20,086)     (26,383)     (72,156)     (15,875)     (54,991)
                            -------    --------   --------   ----------   ----------   ----------   ----------
Net loss..................  $  (349)   $(12,731)  $(71,101)  $ (129,004)  $ (278,340)  $  (68,949)  $ (141,573)
                            =======    ========   ========   ==========   ==========   ==========   ==========
Net loss applicable to
  common shares...........  $  (349)   $(12,731)  $(71,101)  $ (168,324)  $ (337,113)  $  (84,683)  $ (159,098)
                            =======    ========   ========   ==========   ==========   ==========   ==========
Net loss per share........                        $  (0.91)  $    (1.96)  $    (3.13)  $    (0.79)  $    (1.27)
                                                  ========   ==========   ==========   ==========   ==========

OTHER DATA:
Ratio of earnings to fixed
  charges(1)..............       --          --         --           --           --           --           --
EBITDA(2).................  $  (338)   $ (8,629)  $(30,761)  $  (72,184)  $ (140,937)  $  (36,576)  $  (55,591)
Capital expenditures,
  including acquisitions
  of businesses (net of
  cash acquired) and
  investments in
  affiliates (3)..........  $   600    $ 49,230   $ 85,872   $  232,069   $  416,445   $   95,821   $  140,364

                               NINE MONTHS ENDED
                                 SEPTEMBER 30,
                            -----------------------
                               1998         1999
                            ----------   ----------
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Revenue...................  $   96,392   $  184,302
Costs and expenses:
  Operating...............      85,448      156,395
  Selling, general and
    administrative........     109,599      182,755
  Deferred compensation...       3,104        4,711
  Depreciation and
    amortization..........      37,141       78,606
                            ----------   ----------
Loss from operations......    (138,900)    (238,165)
Interest expense, net.....     (42,934)    (128,459)
                            ----------   ----------
Net loss..................  $ (181,834)  $ (366,624)
                            ==========   ==========
Net loss applicable to
  common shares...........  $ (224,447)  $ (417,803)
                            ==========   ==========
Net loss per share........  $    (2.09)  $    (3.41)
                            ==========   ==========
OTHER DATA:
Ratio of earnings to fixed
  charges(1)..............          --           --
EBITDA(2).................  $  (98,655)  $ (154,848)
Capital expenditures,
  including acquisitions
  of businesses (net of
  cash acquired) and
  investments in
  affiliates (3)..........  $  295,554   $1,235,091

                                                              AS OF DECEMBER 31,                       AS OF SEPTEMBER 30, 1999
                                           --------------------------------------------------------   ---------------------------
                                             1994       1995       1996        1997         1998        ACTUAL     AS ADJUSTED(4)
                                           --------   --------   --------   ----------   ----------   ----------   --------------
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and marketable
  securities.............................    $ 25     $  1,350   $124,520   $  742,357   $1,478,062   $1,643,974     $2,283,615
Pledged securities(5)....................      --           --    101,438       62,610       21,500           --             --
Working capital..........................      14       (6,232)   137,227      744,510    1,408,501    1,536,249      2,175,890
Property and equipment, net..............     134       29,664     97,784      253,653      594,408      953,576        953,576
Total assets.............................     690       53,461    390,683    1,219,978    2,483,106    4,026,947      4,678,366
Long-term debt...........................      --        1,590    356,262      750,000    2,013,192    3,057,067      3,708,486
Redeemable preferred stock, net of
  issuance costs.........................      --           --         --      313,319      556,168      597,597        597,597
Equity units subject to redemption.......      --           --      4,950           --           --           --             --
Class B common stock subject to
  redemption.............................      --           --         --        4,950           --           --             --
Total shareholders' equity (deficit).....     672       36,719    (18,654)      71,285     (246,463)     132,396        132,396

------------------------------

(1) For the years ended December 31, 1994, 1995, 1996, 1997 and 1998, and for the three and nine-month periods ended September 30, 1998 and 1999, earnings were insufficient to cover fixed charges during the periods presented by the net loss amounts of $349, $12,731, $71,101, $129,004, $278,340, $68,949,
    $141,573, $181,834 and $366,624, respectively.

(2) EBITDA consists of net loss before net interest expense, depreciation, amortization and deferred compensation expense. EBITDA is commonly used to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles. We include EBITDA to provide additional information with respect to our anticipated ability to meet future debt service, capital expenditures and working capital requirements.

(3) Total capital expenditures, acquisitions, and investments in affiliates were funded as follows:

                                                                                    THREE MONTHS
                                                                                        ENDED            NINE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,          SEPTEMBER 30,
                          ----------------------------------------------------   -------------------   ---------------------
                            1994       1995       1996       1997       1998       1998       1999       1998        1999
                          --------   --------   --------   --------   --------   --------   --------   --------   ----------
    Cash expended.......    $600     $35,417    $72,042    $210,545   $416,445   $ 95,821   $140,364   $289,827   $  884,443
    Debt issued and
    assumed.............      --       6,554      8,228       5,000         --         --         --         --           --
    Equity issued.......      --       7,259      5,602      16,524         --         --         --      5,727      350,648
                            ----     -------    -------    --------   --------   --------   --------   --------   ----------
    Total...............    $600     $49,230    $85,872    $232,069   $416,445   $ 95,821   $140,364   $295,554   $1,235,091
                            ====     =======    =======    ========   ========   ========   ========   ========   ==========

(4) As adjusted to give effect to the net proceeds to NEXTLINK of the sale of the old notes.

(5) Pledged U.S. Treasury securities, which represented funds sufficient to provide for payment in full of interest through April 15, 1999 on our 12 1/2% Senior Notes due April 15, 2006.

    The operating data contained in the table below include the statistics of our Las Vegas network, which we manage and in which we have a 40% membership interest. Terms used in this table are defined as follows:

    A "route mile" measures the size of our network, and is equal to the number of physical miles along which we have installed or leased fiber optic cable.

    A "fiber strand" is an advanced fiber optic line which can carry a large volume of data transmissions and voice communications. The number of "fiber miles" that we have installed is equal to our estimate of the number of fiber strands that we have installed along our network, multiplied by the number of route miles covered by our network. It is a measure of our carrying capacity of large volumes of data transmissions and voice communications.

    "On-net buildings connected" means buildings physically connected to our network, excluding those buildings which are connected to our network by facilities leased from the incumbent telephone company.

    "Off-net buildings connected" are those buildings connected to our network by facilities leased from the incumbent or other carriers.

    "Switches" are electronic devices that route data transmissions and voice communications to their final destination. All switch counts include two long distance switches acquired in 1996 as well as the switch installed in NEXTLAB, our telecommunications and data testing facility.

    An "access line" is a telephone connection between a customer purchasing local telephone services and our facilities. This definition of access lines is adjusted to reflect the fact that some high performance connections, known as primary rate interface, can carry comparatively larger volumes of data and voice communications. Lines over which primary rate interface service is provided are counted as 23 access lines. The number of "access lines installed" represents the number of access lines for which NEXTLINK is billing services. This number includes access lines that are provisioned through the resale of services. We serviced 1,916 resold access lines as of September 30, 1999.

                                         AS OF          AS OF         AS OF      AS OF         AS OF
                                     SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,
                                         1998            1998         1999        1999         1999
                                     -------------   ------------   ---------   --------   -------------
OPERATING DATA:
Route miles........................       2,150           2,477        2,897       3,228        3,905
Fiber miles........................     158,987         195,531      223,463     263,559      338,705
On-net buildings connected.........         736             801          854         986        1,163
Off-net buildings connected........       9,688          13,443       13,950      16,850       20,047
Switches installed.................          18              21           22          25           28
Access lines installed.............     134,107         174,182      224,713     284,021      349,154
Employees..........................       2,065           2,299        2,539       2,952        3,254

                                  RISK FACTORS

    Before tendering the old notes in the exchange offer, you should consider carefully the following risk factors. The new notes, like the old notes, entail the following risks:

YOU MAY HAVE DIFFICULTY SELLING ANY NOTES THAT YOU DO NOT EXCHANGE

    If you do not exchange your old notes for the notes offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your old notes. Those transfer restrictions are described in each of the indentures governing the old notes and in the legends contained on the old notes, and apply because we originally issued the old notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

    In general, you may offer or sell your old notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the old notes under the Securities Act.

    If a large number of old notes are exchanged for new notes in this exchange offer, it may be more difficult for you to sell your unexchanged notes. In addition, if you do not exchange your old notes in this exchange offer, you will no longer be entitled to have those notes registered under the Securities Act.

WE HAVE SUBSTANTIAL EXISTING DEBT AND WILL INCUR SUBSTANTIAL ADDITIONAL DEBT, SO
  WE MAY BE UNABLE TO PAY INTEREST ON THE NOTES THAT YOU HOLD

    As of September 30, 1999, NEXTLINK had outstanding seven issues of senior notes totaling $3,057.1 million in principal amount, or $3,708.5 million on a pro forma basis to include the effect of the sale of the old notes, and approximately $111.5 million in miscellaneous debt obligations of our subsidiaries. On February 3, 2000, we entered into a $1,000.0 million senior secured credit facility, of which we have drawn $375.0 million. For a description of this credit facility, see "Description of Other Material Indebtedness--Senior Secured Credit Facility." Because we have these substantial obligations, we may be unable to pay interest or principal on any or all of these outstanding notes and the notes that you hold.

    For each period since our inception, we have had substantial and increasing net losses and negative cash flow from operations. Consequently, we do not currently generate cash flows from which we can make payments on our outstanding notes. We cannot assure you that we will ever establish an adequate revenue base or generate enough positive cash flow to provide future capital expenditures and repayment of debt.

    Our indentures permit us to incur substantial additional debt, and we fully expect to borrow substantial additional funds in the next several years. This additional indebtedness will further increase the risk of a default unless we can establish an adequate revenue base and generate sufficient cash flow to repay our indebtedness.

SIGNIFICANT CAPITAL EXPENDITURES WILL DIVERT FUNDS WHICH COULD BE USED TO MAKE
  PAYMENTS ON THE NOTES THAT YOU HOLD

    We expect to make significant capital expenditures in the future. These expenditures will divert funds which could be used to make payments on the notes that you hold. In addition to the expenditures required to implement our strategy discussed under "Nextlink," additional expenditures are likely to include the potential acquisition of other communications companies and the continued development and implementation of a comprehensive information technology platform.

IF WE ARE NOT SUCCESSFUL IN RAISING ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO
  BUILD AND MAINTAIN OUR NETWORKS

    Building our business will require substantial additional capital spending. Our capital spending plans have increased dramatically over time, as our strategy has evolved and our planned network has grown larger and more robust. Because our anticipated future capital requirements will exceed the $1,644.0 million in cash and marketable securities we had on hand as of September 30, 1999, the $639.6 million net proceeds we received from the sale of the old notes and the $1,000.0 million under our senior secured credit facility, we will be required to raise additional capital. If we fail to raise sufficient capital, including capital raised under the senior secured credit facility, we may be required to delay or abandon some of our planned future expansion or expenditures, which could have a material adverse effect on our growth and our ability to compete in the telecommunications services industry and could even result in a payment default on our existing debt.

BECAUSE YOUR NOTES ARE STRUCTURALLY SUBORDINATED TO THE OBLIGATIONS OF OUR
  SUBSIDIARIES, YOU MAY NOT BE FULLY REPAID IF WE BECOME INSOLVENT

    Because our cash flows from operations arise at the subsidiary level, all of our senior notes are structurally subordinated to the debts of our subsidiaries. Creditors of any NEXTLINK subsidiary, including trade creditors, have and will have claims that will be senior to your notes with respect to the assets of that subsidiary. In addition, some of our subsidiaries are subject to capital and other lease obligations.

OUR SUBSIDIARIES MUST MAKE PAYMENTS TO US IN ORDER FOR US TO MAKE PAYMENTS ON
  THE NOTES THAT YOU HOLD

    We depend upon cash payments from our subsidiaries to meet our fixed-charge payment obligations, including our obligation to pay you as a holder of notes. We cannot assure you that our subsidiaries will have sufficient cash to make any payments to us, as their cash flows from operations are currently negative. Our indentures generally permit us to invest proceeds from the sale of our debt securities in subsidiaries and joint ventures that we manage.

BECAUSE YOUR NOTES ARE NOT SECURED, AND WE HAVE INCURRED SIGNIFICANT AMOUNTS OF
  SECURED FINANCING, YOU MAY NOT BE FULLY REPAID IF WE BECOME INSOLVENT

    The new notes will not be secured by any of the assets of NEXTLINK or its subsidiaries. Therefore, you may not be fully repaid if we become insolvent. Our $1,000.0 million senior secured credit facility is secured by the telecommunications assets purchased using the proceeds thereof, other assets up to $125.0 million, all intercompany receivables owed to NEXTLINK by its subsidiaries and the stock of NEXTLINK's direct subsidiaries. If we become insolvent, the holders of the secured debt will receive payments from the assets used as security before you receive payments. Our indentures permit us to incur additional debt, including an unlimited amount of secured or unsecured purchase money debt, and the senior secured credit facility also permit us to incur substantial additional senior secured debt.

IF WE CANNOT QUICKLY AND EFFICIENTLY INSTALL OUR HARDWARE, WE WILL BE UNABLE TO
  GENERATE REVENUE

    Each of our networks consists of many different pieces of hardware, including switches, routers, fiber optic cables, electronics and combination radio transmitter/receivers, known as transceivers, and associated equipment, which are difficult to install. If we cannot install this hardware quickly, the time in which customers can be connected to our network and we can begin to generate revenue from our network will be delayed. You should be aware that the construction of our national fiber optic network is not under our control, but is under the control of Level 3 Communications. If Level 3 Communications fails to complete its network on time or if it fails to perform as specified, our strategy of linking our local networks to one another and creating an end-to-end national network will be delayed.

THE CONCENTRIC TRANSACTION REMAINS SUBJECT TO CONCENTRIC SHAREHOLDER APPROVAL
  AND OTHER CONDITIONS

    If Concentric shareholders fail to approve our proposed acquisition, or if that transaction fails to close for any other reason, our entry into the data services and web hosting business will be delayed, and our business will not expand as rapidly in this significant area.

IF THE CONCENTRIC TRANSACTION CLOSES, WE WILL FACE CHALLENGES INTEGRATING OUR
  BUSINESS WITH THEIRS

    The Concentric transaction will be the largest acquisition we have made to date. If we cannot quickly and efficiently integrate Concentric's personnel, products and services with our own following the closing, we will not enjoy the full benefits we anticipate from this transaction. Concentric officers and employees have valuable knowledge of the data services and web hosting business that would be difficult to replace if we do not retain the services of a substantial portion of them.

IP TECHNOLOGY HAS NOT YET BEEN PERFECTED FOR FULL SERVICE NETWORKS LIKE OURS

    We plan to rely on IP technology as the basis for our planned end-to-end network. Although IP technology is used throughout the Internet, its extension to support other telecommunications applications, such as voice and video, has not yet been perfected, and IP technology currently has several deficiencies, including poor reliability and quality. Integrating these technologies into our network may prove difficult and may be subject to delays. We cannot assure you that these improvements will become available in a timely fashion or at reasonable cost, if at all, or that the technology choices we make will prove to be cost effective and correct.

WE MAY NOT BE ABLE TO CONNECT OUR NETWORK TO THE INCUMBENT CARRIER'S NETWORK OR
  TO THE INTERNET ON FAVORABLE TERMS

    We require interconnection agreements with the dominant local telephone company to connect calls between our customers and non-customers. Congress and our industry refer to this dominant local carrier as the incumbent local exchange carrier, or the incumbent carrier. We cannot assure you that we will be able to negotiate or renegotiate interconnection agreements in all of our markets on favorable terms.

    If we fail to consummate the Concentric merger for any reason, we will require peering arrangements with other ISPs, particularly the large, national ISPs. While we anticipate that we will enter into the agreements necessary to become an ISP, the terms and conditions of these so-called peering agreements are becoming more restrictive as Internet service becomes increasingly commercialized, and we cannot be sure that these peering arrangements would be on favorable terms.

PHYSICAL SPACE LIMITATIONS IN OFFICE BUILDINGS AND LANDLORD DEMANDS FOR FEES OR
  REVENUE SHARING COULD LIMIT OUR ABILITY TO CONNECT CUSTOMERS DIRECTLY TO OUR NETWORKS AND REDUCE OUR OPERATING MARGINS

    Connecting a customer who is a tenant in an office building directly to our network requires installation of in-building cabling through the building's risers from the customer's office to our fiber in the street or our antenna on the roof. In some office buildings, particularly the premier buildings in the largest markets, the risers are already close to their maximum physical capacity due to the entry of other competitive carriers into the market. Moreover, the owners of these buildings are increasingly requiring competitive telecommunications service providers like NEXTLINK to pay fees or otherwise share revenue as a condition of access. NEXTLINK has not been required to pay these fees in the smaller markets it has served in the past, but may be required to do so to penetrate larger markets, which would reduce our operating margins. In addition, some major office building owners have equity interests in, or joint ventures with, companies offering broadband communications services over fiber optic networks and may have an incentive to encourage their tenants to choose those companies' services over ours or to grant those companies more favorable terms for installation of in-building cabling.

THE REQUIREMENT THAT WE OBTAIN PERMITS AND RIGHTS-OF-WAY INCREASES OUR COST OF
  DOING BUSINESS

    In order for us to acquire and develop our fiber networks, we must obtain local franchises and other permits, as well as rights-of-way and fiber capacity from entities such as incumbent carriers and other utilities, railroads, long distance companies, state highway authorities, local governments and transit authorities. You should be aware that the process of obtaining these permits and rights-of-way increases our cost of doing business.

    We cannot assure you that we will be able to maintain our existing franchises, permits and rights-of-way that we need to implement our business. Nor can we assure you that we will be able to obtain and maintain the other franchises, permits and rights that we require. A sustained and material failure to obtain or maintain these rights could materially adversely affect our business in the affected metropolitan area.

OUR DEPLOYMENT OF WIRELESS CUSTOMER CONNECTIONS COULD BE DELAYED BY A LACK OF
  ACCEPTABLE EQUIPMENT AND BY INSTALLATION RISKS

    The Federal Communications Commission, or FCC, licensed our broadband wireless spectrum in what it calls the Local Multipoint Distribution Service, or LMDS. LMDS is a newly-authorized service, and equipment vendors are only beginning to offer radios, transceivers and related equipment designed to work at these frequencies. We are testing several vendors' equipment, but cannot be certain that commercial quantities of equipment meeting our standards will be available in time to meet our development schedule.

    LMDS direct connections require us to obtain access to rooftops from building owners and to satisfy local construction and zoning rules for antennas and transmitters. The need to obtain these authorizations could be an additional source of delay.

WE CANNOT ACCURATELY PREDICT THE TOTAL COST OF OUR WIRELESS DEPLOYMENT

    Since we have not negotiated final contracts to purchase any LMDS equipment, we do not know precisely how much the equipment we will need will cost. Installation costs will vary greatly, depending on the particular characteristics of the locations to be served. After initial installation, we expect to incur additional costs to reconfigure, redeploy and upgrade our wireless direct connections as technologies improve.

IN LOCAL MARKETS, WE COMPETE AGAINST THE INCUMBENT CARRIER, WHO HAS A VESTED
  INTEREST IN MAKING IT DIFFICULT FOR US TO CONNECT CUSTOMERS TO OUR NETWORK

    In each of the local markets served by our networks, we compete principally with the incumbent carrier in that market.

    The incumbent carriers are already established providers of local telephone services to all or virtually all telephone subscribers within their respective service areas. The incumbent carriers have begun to provide data services and are seeking to provide service using DSL technology. Their physical connections from their premises to those of their customers are expensive and difficult to duplicate. In addition, they have long-standing relationships with regulatory authorities at the federal and state levels.

    It is expensive and difficult for us to switch a new customer to our network because:

    - a potential customer faces switching costs if it decides to become our customer, and

    - we require cooperation from the incumbent carrier.

    Due to our competitors' advantages, we cannot assure you that we will be able to compete successfully with the incumbent carriers.

WE FACE COMPETITION IN LOCAL MARKETS FROM OTHER CARRIERS, PUTTING DOWNWARD
  PRESSURE ON PRICES

    We also face competition from recent and potential market entrants, including long distance carriers seeking to enter, reenter or expand entry into the local exchange marketplace such as AT&T, MCI WorldCom and Sprint (which has agreed to merge with MCI WorldCom). This places downward pressure on prices for local telephone service and data services and makes it more difficult for us to achieve positive operating cash flow. In addition, we expect competition from other companies, such as cable television companies, electric utilities, microwave carriers, wireless telephone system operators and private networks built by large end-users. We cannot assure you that we will be able to compete effectively with these industry participants.

WE FACE COMPETITION IN LONG DISTANCE MARKETS, PUTTING DOWNWARD PRESSURE ON
  PRICES

    We also face intense competition from long distance carriers in the provision of long distance services, which places downward pressure on prices for long distance services, including both voice and data services, and makes it difficult for us to achieve positive operating cash flow. Although the long distance market is dominated by three major competitors, AT&T, MCI WorldCom and Sprint (which has agreed to merge with MCI WorldCom), hundreds of other companies also compete in the long distance marketplace. We also anticipate that the incumbent carriers will be competing in the long distance market in the near future. We cannot assure you that we will be able to effectively compete with any of these industry participants.

WE ALSO FACE COMPETITION IN CREATING A NATIONAL BROADBAND NETWORK

    Several of our competitors, such as AT&T, MCI WorldCom, Qwest, Level 3 Communications, IXC and Williams, have announced an intention to create end-to-end broadband networks that would compete directly with the network we are building. In addition, other major long distance and incumbent local carriers have the ability to do so as well. We cannot assure you that we will be able to successfully compete with these service providers.

OUR COMPETITORS MAY HAVE SUPERIOR RESOURCES, PLACING US AT A COST AND PRICE
  DISADVANTAGE

    Many of our current and potential competitors have financial, personnel and other resources, including brand name recognition, substantially greater than those of NEXTLINK. As a result, some of our competitors can raise capital at a lower cost than we can. Also, our competitors' greater name recognition may require us to price our services at lower levels in order to win business. Finally, our competitors' cost advantages give them the ability to reduce their prices for an extended period of time if they so choose.

OUR COMPANY AND INDUSTRY ARE HIGHLY REGULATED, IMPOSING SUBSTANTIAL COMPLIANCE
  COSTS AND RESTRICTING OUR ABILITY TO COMPETE IN OUR TARGET MARKETS

    We are subject to varying degrees of federal, state and local regulation. This regulation imposes substantial compliance costs on us. It also restricts our ability to compete. For example, in each state in which we desire to offer our services, we are required to obtain authorization from the appropriate state commission. We cannot assure you that we will receive authorization for markets to be launched in the future.

THE TECHNOLOGIES THAT WE USE MAY BECOME OBSOLETE, WHICH WOULD LIMIT OUR ABILITY
  TO COMPETE EFFECTIVELY

    The telecommunications industry is subject to rapid and significant changes in technology. If we do not replace or upgrade technology and equipment that becomes obsolete, we will be unable to compete effectively because we will not be able to meet the expectations of our customers.

    The following technologies and equipment that we use or will use are subject to obsolescence: wireline and wireless transmission technologies, circuit and packet switching technologies and data transmission technologies, including the Nortel DMS 500 switches, DSL, ATM and IP technologies. In addition, we cannot assure you that the technologies that we choose to invest in will lead to successful implementation of our business plan.

WE MAY BE REQUIRED TO PAY PATENT LICENSING FEES, WHICH WILL DIVERT FUNDS WHICH
  COULD BE USED FOR OTHER PURPOSES

    From time to time, we receive requests to consider licensing certain patents held by third parties that may have bearing on our interactive voice response, other enhanced, or data services. Should we be required to pay license fees in the future, such payments, if substantial, could have a material adverse effect on our results of operations.

IF WE LOSE KEY PERSONNEL AND QUALIFIED TECHNICAL STAFF, OUR ABILITY TO MANAGE
  THE DAY-TO-DAY ASPECTS OF OUR COMPLEX NETWORK WILL BE WEAKENED

    We believe that a critical component for our success will be the attraction and retention of qualified professional and technical personnel. If we lose key personnel and qualified technical staff, or are unable to recruit qualified personnel, our ability to manage the day-to-day aspects of our complex network will be weakened. You should be aware that we face significant competition in the attraction and retention of personnel who possess the skill sets that we seek.

    In addition, we must also develop and retain a large and sophisticated sales force. If we fail to do so, there will be an adverse effect on our ability to generate revenue and, consequently, our operating cash flow.

CRAIG O. MCCAW, WHO CONTROLS APPROXIMATELY 57% OF NEXTLINK'S VOTING POWER, MAY
  HAVE INTERESTS WHICH ARE ADVERSE TO YOUR INTERESTS

    Craig O. McCaw, primarily through his majority ownership and control of Eagle River Investments, L.L.C., controls approximately 57% of NEXTLINK's total voting power. Because Mr. McCaw has the ability to control the direction and future operations of NEXTLINK and has interests in other companies that may compete with NEXTLINK, he may make decisions which are adverse to your interests and the interests of other NEXTLINK security holders.

    In addition to his investment in NEXTLINK through Eagle River, Mr. McCaw has significant investments in other communications companies, including Nextel Communications, Teledesic Corporation, ICO Global Communications and Iridium, L.L.C., some of which could compete with us or act as one of our suppliers of certain telecommunications services. You should be aware that we do not have a noncompetition agreement with either Mr. McCaw or Eagle River. Mr. McCaw is not bound by any contracts with NEXTLINK restricting his future sales of our common stock.

THERE IS NO PUBLIC MARKET FOR THE NEW NOTES, SO YOU MAY BE UNABLE TO SELL THE
  NEW NOTES

    The new notes are new securities for which there is currently no market. Consequently, the new notes will be relatively illiquid, and you may be unable to sell your new notes. We do not intend to apply for listing of the new notes on any securities exchange or for the inclusion of the new notes in any automated quotation system. Accordingly, we cannot assure you that a liquid market for the new notes will develop.

ORIGINAL ISSUE DISCOUNT WILL BE INCLUDED IN YOUR GROSS INCOME FOR U.S. FEDERAL
  INCOME TAX PURPOSES BEFORE YOU RECEIVE ANY CASH PAYMENTS ON THE NOTES.

    Cash interest on the old and new senior discount notes generally will not accrue until December 1, 2004. However, because the old senior discount notes were issued at a substantial discount from their stated principal amount at maturity, original issue discount will be includible in the gross income of a holder of the old and new senior discount notes for U.S. federal income tax purposes in advance of the receipt of cash payments on the old and new senior discount notes.

WE MAY FACE ADDITIONAL COST AND OTHER ADVERSE EFFECTS DUE TO YEAR 2000 ISSUES

    To ensure that our computer systems and applications will continue to function properly in 2000, we have implemented a year 2000 program. As part of this program, we conducted an inventory of network equipment and enterprise systems that execute primary business processes, such as accounting, service assurance, service delivery, customer service and billing. We cannot be sure that mission critical equipment has not been overlooked.

    Our determinations as to whether any systems or applications require modification or replacement are based in part on statements made to us by vendors used by us as to the year 2000 compliance of the systems and applications that we use. We will not be able to independently confirm the accuracy or completeness of these vendor representations.

    Telecommunications and data traffic between our customers who are directly connected to one of our networks and parties who are not customers of ours are routed over networks that we do not control. In addition, many of our customers are connected to one of our networks through facilities of the incumbent carrier. Consequently, our customers may not be able to complete calls or data transmissions if the computer, telecommunications or other systems of outside entities, including local and interexchange carriers and Internet service providers that interchange traffic, are not year 2000 compliant. A failure by some or all of these entities to make their systems year 2000 compliant could create substantial disruptions, which in turn could have a material adverse effect on our operations.

    For a further discussion on our year 2000 program, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Impact of Year 2000" in our quarterly report on Form 10-Q filed with the SEC on November 15, 1999 incorporated by reference in this prospectus.

THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS, BUT ACTUAL RESULTS MAY
  DIFFER SIGNIFICANTLY

    Some statements and information contained in this prospectus are not historical facts, but are "forward-looking statements", as such term is defined in the Private Securities Litigation Reform Act of 1995. We wish to caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of risks that we face, including those discussed herein under "Risk Factors." These forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "may," "will," "would," "could," "should," or "anticipates" or the negative of these words or other variations of these words or other comparable words, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements include, but are not limited to:

    - the number of markets we expect to serve, the expected number of addressable business lines in markets in which we currently provide service and the markets in which we expect to provide service;

    - our expectations regarding our ability to attract and retain customers;

    - our beliefs regarding certain competitive advantages, including those of our management structure and provisioning processes and systems;

    - our expectation regarding the size of our sales and customer care forces;

    - our belief regarding traffic flow over our networks and the effects and benefits of high capacity networks with broad coverage based on a uniform technology platform;

    - our plans to install additional switches, data networking capabilities such as IP and ATM facilities and high speed technologies such as DSL;

    - our plans to implement wireless customer connections;

    - our ability to maintain technological flexibility;

    - our expectation regarding the development of a national network and the implementation of a national network end-to-end strategy;

    - our anticipated capital expenditures, funding of capital expenditures and levels of indebtedness;

    - statements made with respect to our year 2000 project; and

    - statements with respect to the Concentric transaction.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the new notes as described in this prospectus. We will receive in exchange for the new notes, old notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any change in our indebtedness.

    The net proceeds from the offering of the old notes are being used to expand our existing networks and services, provide new communications and data services, provide electronics and equipment for our national network, develop and acquire new networks and services, introduce new technologies, fund operating losses and working capital and potentially may be used to acquire other communications and data services companies.

                                 CAPITALIZATION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The following table sets forth as of September 30, 1999 the actual capitalization of NEXTLINK and the capitalization of NEXTLINK as adjusted to give effect to the net proceeds received from NEXTLINK's sale of old notes.

    This table should be read in conjunction with the Summary Historical Consolidated Financial and Operating Data included elsewhere in this prospectus, and the audited consolidated financial statements and the notes thereto included in our 1998 Form 10-K, which is incorporated by reference in this prospectus.

                                                   AS OF SEPTEMBER 30, 1999
                                                 ----------------------------
                                                     ACTUAL       AS ADJUSTED
                                                 --------------   -----------
Cash, cash equivalents and marketable
  securities...................................    $1,643,974     $2,283,615
                                                   ==========     ==========
Current portion of long-term obligations.......    $    1,988     $    1,988
Other long-term liabilities....................        38,087         38,087
12 1/2% Senior Notes due 2006..................       350,000        350,000
9 5/8% Senior Notes due 2007...................       400,000        400,000
9% Senior Notes due 2008.......................       334,430        334,430
9.45% Senior Discount Notes due 2008...........       459,368        459,368
10 3/4% Senior Notes due 2008..................       500,000        500,000
10 3/4% Senior Notes due 2009..................       675,000        675,000
12 1/4% Senior Discount Notes due 2009.........       338,269        338,269
10 1/2% Senior Notes due 2009..................            --        400,000
12 1/8% Senior Discount Notes due 2009.........            --        251,419
                                                   ----------     ----------
  Total debt...................................     3,097,142      3,748,561
Redeemable Preferred Stock, par value $0.01 per
  share, 25,000,000 shares authorized, net of
  issuance costs:
    14% Redeemable Preferred Shares, 8,043,386
      shares issued and outstanding............       402,999        402,999
    6 1/2% Cumulative Convertible Preferred
      Stock, 4,000,000 shares issued and
      outstanding..............................       194,598        194,598
Shareholders' equity (deficit):
  Common stock, par value $0.02 per share,
    stated at amounts paid in: Class A,
    400,000,000 shares authorized, 73,939,549
    issued and outstanding; Class B, 60,000,000
    shares authorized, 58,746,550 shares issued
    and outstanding(1).........................     1,118,535      1,118,535
  Deferred compensation........................       (89,065)       (89,065)
  Accumulated other comprehensive income.......       110,347        110,347
  Accumulated deficit..........................    (1,007,421)    (1,007,421)
                                                   ----------     ----------
  Total shareholders' equity...................       132,396        132,396
                                                   ----------     ----------
  Total capitalization.........................    $3,827,135     $4,478,554
                                                   ==========     ==========

------------------------------

(1) Issued and outstanding does not include 28,696,949 and 289,716 shares of Class A common stock and Class B common stock, respectively, issuable upon exercise of outstanding options as of September 30, 1999.

                                    BUSINESS

    Since 1996, NEXTLINK has provided high-quality telecommunications services to the rapidly growing business market. To serve our customers' broad and expanding telecommunications needs, we have assembled a unique collection of high-bandwidth, local and national network assets.

    These assets include:

    - 31 broadband local networks operating in 19 states, the number of which is increasing as we continue to build additional networks;

    - high-capacity fixed broadband spectrum covering 52 cities including 95% of the population of the 30 largest U.S. cities; and

    - exclusive interests, through a joint venture, in a national fiber optic network now being built that will connect all of the largest cities that our current and planned local networks serve.

    We intend to integrate these assets into a seamless network that will support the most advanced communications technologies available, and make us the provider best positioned to deliver the broad variety of data and voice applications our customers require.

OUR NETWORK

    We have built, and are continuing to build, operational fiber optic networks with robust capacity in urban centers across the country. Our IP-optimized national network will connect these local networks to one another. Our fiber optic and wireless customer connections will complete our goal of becoming an end-to-end, facilities-based provider of broadband communications services.

    LOCAL FIBER OPTIC NETWORKS

    The core of each of our local networks is a ring of fiber optic cable in the city's central business district that connects to our central offices. These facilities contain the switches and routers that direct data and voice traffic to their destinations, and also have the space to house the additional equipment necessary for future telecommunications services.

    We are now operating 31 broadband local networks in 49 cities. We serve larger cities, such as New York, Los Angeles, Chicago, Atlanta, the San Francisco Bay Area, Denver, Dallas and Miami, medium-sized markets, such as Salt Lake City and Nashville, and clusters of smaller markets in Orange County, California and central Pennsylvania.

    Based on our recent successes in operating and expanding our existing networks, as well as new opportunities in other markets, we are pursuing an aggressive growth plan. We are currently building additional local networks, and plan to have operational networks in most of the 30 largest U.S. cities by the end of 2000. We launched services in San Diego, Seattle and Washington, D.C. during the first half of 1999, in Newark, Detroit and Houston during the third quarter of 1999, and most recently, in Phoenix, Boston, St. Louis and Sacramento.

    We build high capacity networks using a backbone density ranging between 72 and 432 strands of fiber optic cable. Each fiber strand has the capacity, or bandwidth, to carry over 100,000 times the amount of traffic as a strand of traditionally configured copper wire. We believe that installing high-count fiber strands will allow us to offer a higher volume of broadband and voice services without incurring significant additional construction costs.

    We design wide, expansive networks, rather than a simple core fiber optic ring in a downtown metropolitan area. This design maximizes the number of customers that can be connected directly to our networks with fiber strands that we own. We believe that controlling direct connections is critical to being able to meet our customers' complete communications requirements and by controlling customer connections we enhance our ability to:

    - ensure technological support for high-bandwidth communications;

    - manage and control the quality of services used by our customers;

    - meet the varying bandwidth needs of our customers; and

    - achieve better operating margins.

    BROADBAND WIRELESS SPECTRUM

    We intend to reduce our reliance on connections leased from the incumbent carrier by increasing the number of customers connected directly to our networks. In some cases, we will construct a new fiber optic extension from the customer's premises to our network. In other cases, we will deploy a high-bandwidth wireless connection between an antenna on the roof of the customer's premises and an antenna attached to our fiber rings. These wireless connections offer high-quality broadband capacity and, in many cases, cost less to install. We expect to deploy wireless extensions in 25 markets by the end of 2000. On January 12, 2000, we announced completion of our first generation broadband wireless field tests and the availability of commercial broadband wireless services to a limited group of customers in Los Angeles and Dallas. We also announced commencement of lab testing of the second generation equipment that we plan to deploy throughout our networks this year.

    Through a series of auction bids and acquisition transactions, we have become the largest holder of broadband fixed wireless spectrum in North America. We hold licenses to 1,150 to 1,300 MHz of LMDS spectrum in 59 cities, covering areas where 95% of the population of the 30 largest U.S. cities live or work. Our spectrum assets are very large in comparison to cellular and PCS licenses (up to 30 MHz) and to other fixed wireless licenses (80-400 MHz). Our licenses also include 150 MHz of LMDS spectrum in 13 smaller cities. We believe that, for many locations, broadband wireless connections from customer buildings to our local fiber optic networks will offer a lower cost solution for providing high-quality broadband services than fiber or copper extensions.

    LMDS is a newly authorized fixed broadband service that the license holder may use to provide high-speed data transfer, wireless local telephone service, wireless transmission of telephone calls in bulk quantity, video broadcasting and videoconferencing, in any combination. This spectrum is not suitable for portable telephones, but can transmit voice, data or video signals from one fixed antenna to many others. As the word "local" in the local multipoint distribution service name implies, the radio links provided using LMDS frequencies are of limited distance, typically of a few miles or less, due to the degradation of these high-frequency signals over distances greater than a few miles.

    A wireless connection typically consists of paired antennas generally placed at a distance of approximately 2.5 miles from one another with a direct, unobstructed line of sight. The antennas are typically installed on rooftops, towers or windows. Point-to-multipoint technology allows a single hub site antenna to be used to form multiple paths with antennas located on numerous customer buildings. As few as four hub site antennas can provide telecommunications connections to buildings in all directions that have line of sight visibility.

    Wireless local loop technology typically utilizes millimeter wave transmissions having narrow beam width, reducing the potential for channel interference and allowing dense deployment and channel re-use. This means that, like cellular technology, LMDS sites can be split into sectors in order to increase the available capacity. The large amount of capacity in each channel permits the simultaneous use of multiple voice and data applications. Properly deployed, wireless local loop technology can substantially reduce the cost of connecting customers to a network.

    LMDS and other wireless broadband services require a direct line of sight between two antennas comprising a link and are subject to distance and rain attenuation. We expect that the average coverage radius of a base station will be up to approximately 2.5 miles, depending on local conditions, and we expect that our base stations will utilize power control to increase signal strength and mitigate the effects of rain attenuation. In areas of heavy rainfall, transmission links will be engineered for shorter distances and greater power to maintain transmission quality. This reduction of path link distances to maintain transmission quality requires more closely spaced transceivers and therefore tends to increase the cost of service coverage.

    Due to line of sight limitations, we currently plan to install our transceivers and antennas on the rooftops of buildings. Line of sight and distance limitations generally do not present problems in urban areas, provided that suitable roof rights can be obtained, due to the existence of unobstructed structures from which to transmit and the concentration of customers within a limited area. Line of sight and distance limitations in non-urban areas can arise due to lack of structures with sufficient height to clear local obstructions. We may have to plan to construct intermediate links or use other means to resolve line of sight and distance issues. These limitations may render point-to-multipoint links uneconomical in certain locations.

    In order to obtain the necessary access to install our transceivers and antennas and connect our intended customers, we must secure roof and other building access rights, or rights to access other line of sight locations, including access to conduits and wiring from the owners of each building or other structure on which we propose to install our equipment, and may require construction, zoning, franchise or other governmental permits.

    DSL TECHNOLOGY

    We are also currently deploying DSL technology to meet the high-bandwidth needs of those customers located less than three miles from the incumbent carrier's central office and whose customer connection remains over copper wire. DSL technology reduces the bottleneck in the transport of information, particularly for data services, by increasing the data carrying capacity of copper telephone lines.

    We have arrangements with incumbent carriers with respect to more than 150 of their central offices that enable us to make direct connections to each business or resident connected to that central office over leased lines. These arrangements are known in our industry as colocations. We plan to introduce our own DSL equipment and services at many of our colocation sites to provide our customers with increased data carrying capacity.

    In January 1999, we also formed a strategic relationship with Covad Communications, a DSL provider, under which Covad will become a preferred provider of DSL services to us in locations where we do not provide our own DSL service. As of January 31, 1999, Covad had established arrangements to maintain its equipment in over 165 incumbent carrier central office spaces.

    NATIONAL NETWORK

    We are creating a single, end-to-end network by linking our local networks to one another through the use of a national fiber optic backbone network currently being constructed by Level 3 Communications. This network is expected to cover more than 16,000 route miles with six or more conduits and connect 50 cities in the United States and Canada. INTERNEXT L.L.C., a joint venture managed by us and currently owned 50% each by us and Eagle River, has entered into a cost sharing agreement with Level 3 with respect to this network. Under this agreement, INTERNEXT has:

    - an exclusive interest in 24 fibers in a shared, filled conduit throughout this network;

    - an exclusive interest in one empty conduit, through which we expect to be able to pull up to 432 fiber optic strands; and

    - the right to 25% of the fibers pulled by Level 3 through the sixth and any additional conduits in the network.

    INTERNEXT expects the network build-out to occur substantially in years 2000 and 2001. When our system of local city networks is linked together by this interstate fiber optic network, we will be able to offer our customers integrated, end-to-end telecommunications services over facilities we control. We have agreed to purchase Eagle River's interest in INTERNEXT for $220.0 million of our common stock.

TECHNOLOGY

    The wires, cables and spectrum that comprise the physical layer of our networks can support a variety of communications technologies. We seek to offer customers a set of technology options to meet their changing needs, and introduce new technologies as necessary. Specifically, we believe that a service platform based on Internet Protocol, or IP, will provide us with significant future opportunities, because it will enable data, voice and video to be carried inexpensively over our end-to-end, facilities-based network. We have, therefore, begun to supplement our current data and voice switching technology with IP and ATM equipment.

    These technologies will enable us to offer our customers additional services, such as high-speed Internet access, Internet web hosting, e-commerce and other Internet services. Because they are more efficient, IP and ATM technology increase the effective capacity of networks for these types of applications, and in the future may become the preferred technology for voice calls and faxes as well.

    CIRCUIT SWITCHING VS. PACKET SWITCHING

    There are two widely used switching technologies in currently deployed communications networks: circuit-switching systems and packet-switching systems. Circuit switch-based communications systems, which currently dominate the public telephone network, establish a dedicated channel for each communication (such as a telephone call for voice or fax), maintain the channel for the duration of the call, and disconnect the channel at the conclusion of the call.

    Packet switch-based communications systems, which format the information to be transmitted into a series of shorter digital messages called "packets," are the preferred means of data transmission. Each packet consists of a portion of the complete message plus the addressing information to identify the destination and return address. A key feature that distinguishes Internet architecture from the public telephone network is that on the packet-switched Internet, a single dedicated channel between communication points is not required.

    Packet switch-based systems offer several advantages over circuit switch-based systems, particularly the ability to commingle packets from several communications sources together simultaneously onto a single channel. For most communications, particularly those with bursts of information followed by periods of "silence," the ability to commingle packets provides for superior network utilization and efficiency, resulting in more information being transmitted through a given communication channel.

    IP technology, an open protocol that allows unrelated computer networks to exchange data, is the technological basis of the Internet. The Internet's explosive growth in recent years has focused intensive efforts worldwide on developing IP-based networks and applications. In contrast to protocols like ATM, which was the product of elaborate negotiations between the world's monopoly telephone companies, IP is an open standard, subject to continuous improvement.

    We believe that a form of IP-based switching will eventually replace both ATM and circuit switched technologies, and will be the foundation of integrated networks that treat all transmissions -- including voice, fax and video -- simply as forms of data transmission. Current implementations of IP technology over the Internet lack the necessary quality of service to support real-time applications like voice and fax at commercially acceptable quality levels. We fully expect that a combination of increased bandwidth and improved technology will correct these deficiencies.

    We are in the process of configuring our network to add packet switch-based technology to our current circuit switch-based systems. Our goal is to meet the current demands of our customers for reliable, high-quality switched telephone connections, while also deploying the facilities, hardware and software necessary to satisfy their growing demand for high-speed data transmission.

    We believe that the IP deployment currently under way on our network will enable us to implement new services based on current IP technology, and position us to adopt future IP technology implementations as they evolve to support fully integrated communications networks. We anticipate remaining flexible in our use of technology, however, so that as underlying communications technology changes, we will have the ability to take advantage of and implement these new technologies.

APPLICATIONS AND SERVICES

    VOICE APPLICATIONS AND SERVICES

    In each market in which we operate, we currently offer the telephone services listed below, at prices that are determined and implemented locally in each market. These prices are generally 10% to 15% lower than the pricing for comparable local services from the incumbent carrier. Our service offerings include:

    - standard dial tone, including touch tone dialing, 911 and operator assisted calling;

    - multi-trunk services, including direct inward dialing, or DID, and direct outward dialing, or DOD;

    - long distance service, including 1+, 800/888 and operator services;

    - voice messaging with personalized greetings, send, transfer, reply and remote retrieval capabilities; and

    - directory listings and assistance.

    In each of our operational markets, we have negotiated and entered into interconnection agreements with the incumbent carrier, and implemented permanent local number portability, which allows customers to retain their telephone numbers when changing telephone service providers.

    Additionally, in each of our markets we offer the following services to long distance carriers and high volume customers, which our customers use as both primary and back-up circuits:

    - special access circuits that connect end users to long distance carriers;

    - special access circuits that connect long distance carriers' facilities to one another; and

    - private line circuits that connect several facilities owned by the same end user.

    DATA APPLICATIONS AND SERVICES

    We currently offer customers the ability to use our networks for data services, including facsimile and e-mail. Deploying ATM and IP facilities will enable us to offer our customers extensive bandwidth capacity with increased speed and reliability.

    Our central offices are the hubs of our network. We expect that their location on our network's backbone, their electrical and environmental controls and 24-hour maintenance and technical support will make them attractive locations for our customers to locate their larger computers (which are known as servers) or run important applications on servers we will maintain there. This will enable us to offer:

    - WEB HOSTING: support for customers' websites, including design, maintenance and telecommunications services;

    - SERVER HOSTING: colocation of customers' servers in our central offices;

    - APPLICATION HOSTING: running our customers' enterprise-wide applications at our central offices and distributing them as needed over our network to ensure uniformity, reduce costs and implement upgrades on a continuous and immediate basis; and

    - E-COMMERCE SUPPORT: support for high-volume purchases over the Internet, including system design, order fulfillment and network security.

    We plan to combine the capabilities of our national IP-optimized network with the mass-market e-commerce expertise we have developed through NEXTLINK Interactive to offer customers a broad range of services to their e-commerce activities, including telecommunications, web-site design, order fulfillment and back-office systems.

    We expect that our acquisition of Concentric, which we expect will close in the second quarter of 2000, will significantly accelerate implementation of our data strategy. Concentric provides high speed Internet access, virtual private networks and web hosting services principally to small to medium-sized enterprises. These services combine the cost advantages, nationwide access and standard protocols of public networks with the customization, high performance, reliability and security of private networks.

    Through our NEXTLINK Interactive subsidiary, we currently provide a number of voice response, speech recognition and e-commerce services for Fortune 100 companies. These systems offer consumer-oriented businesses telephone and Internet-based automated systems that process orders and supply information to their customers about their products. We design and operate voice and Internet-based systems to meet these clients' needs by integrating existing third-party software applications. These service offerings, however, are not integrated with our local networks at this time. Examples of systems that we have developed and operated for our clients include:

    - systems that help our clients' customers locate the nearest dealer, office or other location;

    - systems that give our clients' customers information, including cost information, about the clients' products and services and automate their purchases; and

    - automated order entry systems.

    SHARED TENANT SERVICES

    Through our NEXTLINK One subsidiary (formerly known as Start Technologies) acquired in November 1997, we provide shared tenant services. Shared tenant services are telecommunications management services provided to groups of small and medium-sized businesses located in the same office building. This service enables businesses too small to justify hiring their own telecommunications managers to benefit from the efficiencies, including volume discounts, normally available only to larger enterprises.

    NEXTLINK One installs an advanced telecommunications system throughout each building it serves, leasing space for on-site sales and service, and offers tenants products and services such as telephones, voice mail, local calling lines, discounted long distance and high speed Internet connections, all on a single, detailed invoice.

GROWTH IN CUSTOMER BASE

    We have been successful in attracting customers in the markets that we serve. Our customer base has been growing rapidly, as the following table of access lines installed on our networks illustrates:

                                       MARKETS IN    TOTAL ACCESS
DATE                                    SERVICE     LINES INSTALLED
----                                   ----------   ---------------
December 31, 1996....................        7            8,511
December 31, 1997....................       25           50,131
December 31, 1998....................       37          174,182
September 30, 1999...................       45          349,154

    In addition, we have increased the rate at which we install access lines each quarter. The following table illustrates this improvement:

                                                    ACCESS LINE
                                                   INSTALLATIONS
PERIOD                                              PER QUARTER
------                                             -------------
Fourth Quarter 1996..............................        1,604
Fourth Quarter 1997..............................       19,187
Fourth Quarter 1998..............................       40,075
Third Quarter 1999...............................       65,133

    We also have successfully developed and deployed order entry/provisioning, billing/ collection and other back-office systems for each market in which we operate. We anticipate that we will continue to develop and deploy new back-office systems to improve our capabilities as we add new technologies and services to our networks.

RECENT TRANSACTIONS

    On February 3, 2000, we entered into a $1,000.0 million senior secured credit facility underwritten by a syndicate of banks and other financial institutions. The credit facility consists of a $387.5 million tranche A term loan facility, a $225.0 million tranche B term loan facility and a $387.5 million revolving credit facility. We have borrowed $375.0 million under this facility. For more information, see "Description Of Other Material Indebtedness--Senior Secured Credit Facility."

    In January 2000, we agreed to acquire Concentric for approximately
$2.9 billion in stock and expect to close this merger in the second quarter of 2000. In this transaction both NEXTLINK and Concentric will merge into a newly-formed company, to be renamed NEXTLINK Communications, Inc., which will assume all of NEXTLINK's obligations, including its obligations under the old notes and the new notes. Each outstanding NEXTLINK share would be converted into a share of the corporation surviving this merger, and each share of Concentric common stock would be converted into $45.00 worth of stock of the surviving corporation (based on the trading price of NEXTLINK common stock prior to the effective time), subject to a collar. The actual number of shares of NEXTLINK common stock to be exchanged for each Concentric Network common share will not be less than 0.495 (if NEXTLINK's average stock price exceeds $90.91), or more than 0.650 (if NEXTLINK's average stock price is less than $69.23).

    This transaction is intended to be tax-free to the NEXTLINK and Concentric Network shareholders and has been unanimously approved by both the NEXTLINK and Concentric Network Boards of Directors, but remains subject to approval by Concentric Network's stockholders. Eagle River, the holder of a majority of NEXTLINK's voting power, has agreed to approve the transaction. The parties expect to obtain consent of Concentric's bond and preferred stock holders to this transaction, but have reserved the right to restructure the transaction so that these consents will not be required. The transaction is subject to other customary closing conditions, including regulatory approvals.

    The Concentric acquisition also implements our previously announced acquisition of the 50% of INTERNEXT LLC we do not already own from Eagle River for $220.0 million of our common stock, representing approximately 4.1 million shares, based on the closing sale price of our common stock of $53.50 on December 6, 1999.

    The actual number of shares of our common stock to be issued is subject to adjustment in the event that the average price of our common stock at the time of the closing of the transaction is more than $64.20, in which case Eagle River will receive approximately 3.4 million shares, or less than $42.80, in which case Eagle River will receive approximately 5.1 million shares.

    In January 2000, affiliates of Forstmann Little & Co. invested
$850.0 million in NEXTLINK to be used to expand our networks and services, introduce new technologies and fund our business plan. Forstmann Little's investment was in the form of convertible preferred stock with a conversion price of $63.25 per share and a 3.75% dividend. Under the agreement, Forstmann Little may convert to and transfer the common stock after one year, and we may call the preferred stock after five years. Forstmann Little will also have the option of requiring redemption of the preferred stock after 10 years. The investment represents ownership of approximately 7% of our fully diluted common shares. Nicholas C. Forstmann and Sandra J. Horbach, both general partners at Forstmann Little, have joined our board of directors.

    In December 1999, NEXTLINK International Inc., one of our subsidiaries, entered into a shareholder's agreement with Wispra Networks, Inc., a broadband wireless venture in Canada. The other participants in the venture are Wispra Inc., a long-time participant in Canada's broadband wireless marketplace, and TD Capital Group, a leading Canadian private equity investor in the communications and media industry.

    This new venture was made in connection with the submission by Wispra Networks of its completed broadband wireless 24/38 GHz spectrum license documents and initial license payment to Industry Canada after being named provisional winner of six fixed broadband wireless licenses. The licenses cover areas where 14.3 million people live or work in Toronto, Montreal, Vancouver, Ottawa, Edmonton, Calgary and surrounding areas. Wispra Networks will pay a total of $50.1 million ($74.0 million in Canadian dollars) for 400 MHz of spectrum in the six market areas. Wispra Networks expects that Industry Canada will issue licenses for the spectrum this year after it has paid the balance of the license fee due and has made additional filings.

MANAGEMENT TEAM

    We believe that the quality of our management team and their extensive experience in the telecommunications industry is one of our competitive advantages and a critical factor in the successful implementation of our strategy. The following key members of our management team each has 16 or more years of experience in leading companies in competitive segments of the telecommunications industry:

    - CRAIG O. MCCAW - our founder, largest and controlling shareholder and member of our Board of Directors, who, prior to founding NEXTLINK, was the founder of McCaw Cellular Communications, Inc., which became the nation's largest cellular telephone company.

    - DAN AKERSON - our Chairman of the Board and Chief Executive Officer since September 1999, who had been Chairman and Chief Executive Officer of Nextel Communications, Inc. since 1996. Mr. Akerson came to Nextel from Forstmann Little & Co., a private investment company, where he was a General Partner. While at Forstmann Little, Mr. Akerson also served as Chairman and Chief Executive Officer of

      General Instrument Corporation, a technology company acquired by Forstmann Little. From 1983 to 1993, Mr. Akerson held various senior management positions with MCI Communications Corporation, including President and Chief Operating Officer. Mr. Akerson serves as a director on the boards of American Express Company and America Online Inc.

    - NATE DAVIS - our President and Chief Operating Officer since January 2000, was formerly Executive Vice President of Technical Services of Nextel Communications, Inc. Prior thereto, he was Chief Financial Officer of MCI Telecommunications and Chief Operating Officer of MCI Metro.

    The presidents of our operating subsidiaries and our other senior officers have an average of 18 years of experience in the telecommunications industry.

    The members of our senior management team who will lead our design and implementation of technologies include:

    - DOUG CARTER - our Senior Vice President, Chief Technology Officer, who was the Senior Vice President of Network Operations of AT&T Wireless Services prior to joining NEXTLINK.

    - JOHN CURRAN - our Vice President, Internet Technology and head of our Cambridge, MA - based IP Design Center, who was Chief Technology Officer of GTE Internetworking prior to joining NEXTLINK.

    - NICK KAUSER - a member of our Board of Directors, who was the Chief Technology Officer of AT&T Wireless Services prior to joining NEXTLINK.

    In addition, we believe that the executive officers and key employees of Concentric will bring us valuable experience and expertise in the data services business, which is an important element of our strategy.

PROPERTIES

    We recently relocated our headquarters to McLean, Virginia, where we are currently leasing 9,500 square feet of office space on an interim basis. We still maintain some operation in the 45,000 square feet in Bellevue, Washington, leased for our former headquarters.

                                   REGULATION

    The Federal Telecommunications Act of 1996 opened local telephone markets to competition from companies like NEXTLINK. Prior to that time, states typically granted an exclusive franchise in each local service area to a single dominant carrier, often a former subsidiary of AT&T known as a "Baby Bell," which owned and operated the entire local exchange network. The 1996 Act preserved state and local jurisdiction over many aspects of local telephone service, and, as a result, NEXTLINK is subject to varying degrees of federal, state and local regulation. FCC and state regulators, and other legislative or judicial initiatives relating to the telecommunications industry, could help or hinder our business.

    We are not currently required to obtain FCC authorization for the installation, acquisition or operation of our wireline network facilities. We are required to hold and we have obtained FCC authorizations for the operation of our wireless facilities. In each state in which we desire to offer our services, we also must first obtain authorization from the appropriate state commission. Although we currently hold the required state authorizations in each of our operational markets, we cannot be certain that we will receive the necessary state authorizations for markets to be launched in the future.

    Unlike the incumbent carriers, we are not currently subject to price cap or rate of return regulation, which leaves us more free to set our own pricing policies. However, the FCC is currently considering whether to regulate switched interstate access services provided by non-incumbent service providers like NEXTLINK. The FCC requires us to file tariffs on an ongoing basis for interstate and international interexchange traffic. An FCC order that would have exempted us from any requirement to file tariffs for interstate long distance service has been stayed pending further judicial review, and, as a result, we currently file tariffs for this service. Our intrastate services are also generally subject to state certification and tariff or price list filing requirements.

    The 1996 Act gave the FCC significant responsibility for its implementation, especially in the areas of universal service, access charges, numbering, number portability and price caps. The details of the rules adopted by the FCC, and the extent to which they are upheld by the courts reviewing the FCC's rules, will have a significant effect on when and to what extent barriers to competition in local services are removed. For example, the FCC recently granted incumbent carriers the flexibility to set prices for interstate dedicated access and interstate switched access services on a customer-by-customer basis in geographic areas where the incumbent carrier faces defined levels of competitive entry. In addition, the FCC is considering allowing incumbent carriers to provide advanced services on an unregulated basis if the incumbent carrier provides those services through a separate subsidiary.

    The 1996 Act provides incentives to most of the incumbent carriers to enter into interconnection agreements with carriers like NEXTLINK. We need interconnection agreements to gain access to the incumbent carriers' networks. Although we have interconnection agreements in all of our currently operational markets, we cannot be certain that incumbent carriers in new markets we seek to enter will negotiate quickly with us or that any resulting agreements will be on terms favorable to us.

    In January 1999, the U.S. Supreme Court upheld key provisions of the FCC rules implementing the 1996 Act, in a decision that was generally favorable to competitive telephone companies like NEXTLINK. In two earlier decisions, the United States Court of Appeals for the Eighth Circuit had invalidated these rules. The Supreme Court's decision reinstated all but one of the FCC rules invalidated by the Eighth Circuit. The Supreme Court held that the FCC has general jurisdiction to implement the 1996 Act's local competition provisions, including pricing and enforcement jurisdiction. Significantly, the Court upheld the FCC's "pick and choose" rule, which allows competitors to choose which provisions of other carriers' interconnection agreements they wish to incorporate in their own interconnection agreements with that incumbent carrier.

    A key provision of the 1996 Act requires incumbent carriers to make elements of their networks available to competing carriers like NEXTLINK at reasonable rates. The Supreme Court broadly affirmed these provisions, but held that the FCC did not correctly determine precisely which network elements must be unbundled and made available to competitors like NEXTLINK.

    The FCC responded to the Supreme Court's mandate on November 5, 1999, reaffirming its requirement that incumbent local carriers provide access to, or "unbundle," the following six of the seven network elements specified in its 1996 order:

    (i) loops, including loops used to provide high-capacity and advanced telecommunications services;

    (ii) network interface devices;

    (iii) local circuit switching (except for larger business customers in major urban markets);

    (iv) dedicated and (except where unbundled local circuit switching is unavailable) shared transport;

    (v) signaling and call-related databases; and

    (vi) operations support systems.

    The seventh element of the original list, access to operator and directory assistance services, was not included in the revised list, nor was any requirement that incumbent carriers unbundle facilities used to provide high-speed Internet access and other data services, except under limited circumstances. We do not expect these aspects of the order to affect us adversely.

    The FCC's order also added requirements not contained in its 1996 order. Incumbent carriers must now provide access to:

    (i) subloops;

    (ii) loop dark fiber;

    (iii) dark fiber transport; and

    (iv) combinations of elements if currently combined in their networks.

    The FCC declined to address whether incumbent carriers are required to combine and unbundle network elements not currently combined, since that issue is pending before the Eighth Circuit Court of Appeals.

    The Supreme Court decision did not address or resolve the incumbent carriers' challenge to the FCC's forward-looking pricing methodology for unbundled network elements. The incumbent carriers have challenged this methodology, claiming that any correct procedure would take into account historical costs. If the incumbent carriers succeed in this contention, we would have to pay more to gain access to network elements, which could significantly increase our cost of doing business.

                               THE EXCHANGE OFFER

BACKGROUND

    We originally sold the outstanding 10 1/2% Senior Notes due 2009 and the 12 1/8% Senior Discount Notes due 2009 on November 17, 1999 in a transaction exempt from the registration requirements of the Securities Act. Goldman, Sachs & Co., Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, TD Securities (USA) Inc., Barclays Capital Inc., Chase Securities Inc., Banc of America Securities LLC, BancBoston Robertson Stephens Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and PNC Capital Markets, Inc., as the initial purchasers, subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A and under Regulation S under the Securities Act. As of the date of this prospectus, $400.0 million aggregate principal amount of unregistered senior notes and $455.0 million aggregate principal amount at maturity of senior discount notes are outstanding.

    NEXTLINK and the initial purchasers entered into an exchange and registration rights agreement under which we agreed that we would, at our own cost:

    - file an exchange offer registration statement under the Securities Act within 90 days after November 17, 1999, the original issue date of the old notes, and

    - use its reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act at the earliest possible time, but no later than 120 days following November 17, 1999.

    The summary in this prospectus of provisions of the exchange and registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the exchange and registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF THE NEW NOTES

    Based on no-action letters issued by the staff of the Securities and Exchange Commission to third parties, we believe that a holder of old notes, but not a holder who is an affiliate of NEXTLINK within the meaning of Rule 405 of the Securities Act, who exchanges old notes for new notes in the exchange offer, generally may offer the new notes for resale, sell the new notes and otherwise transfer the new notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is an affiliate of NEXTLINK within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the new notes only if the holder acquires the new notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the new notes.

    Any holder of old notes using the exchange offer to participate in a distribution of new notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired old notes directly from NEXTLINK, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

    Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of new notes received in exchange for old notes. The letters of transmittal which accompany this prospectus state that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended from time to time, in connection with resales of new notes it receives in exchange for old notes in the exchange offer. NEXTLINK will make this prospectus available to any participating broker-dealer in connection with any resale of this kind for a period of 30 days after the expiration date of the exchange offer. For more information, see "Plan of Distribution."

    Each holder of the old notes who wishes to exchange old notes for new notes in the exchange offer will be required to represent and acknowledge, for the holder and for each beneficial owner of such old notes, whether or not the beneficial owner is the holder, in the letters of transmittal that:

    - the new notes to be acquired by the holder and each beneficial owner, if any, are being acquired in the ordinary course of business,

    - neither the holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act, of NEXTLINK or any of its subsidiaries,

    - any person participating in the exchange offer with the intention or purpose of distributing new notes received in exchange for old notes, including a broker-dealer that acquired old notes directly from NEXTLINK, but not as a result of market-making activities or other trading activities cannot rely on the no-action letters referenced above and must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the new notes acquired by such person,

    - if the holder is not a broker-dealer, the holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the new notes received in exchange for old notes, and

    - if the holder is a broker-dealer that will receive new notes for the holder's own account in exchange for old notes, the old notes to be so exchanged were acquired by the holder as a result of market-making or other trading activities and the holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes received in the exchange offer. However, by so representing and acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

SHELF REGISTRATION STATEMENT

    If applicable law or interpretations of the staff of the SEC are changed so that the new notes received by holders who make all of the above representations in the letters of transmittal are not or would not be, upon receipt, transferrable by each such holder without restriction under the Securities Act, we will, at its cost:

    - file a shelf registration statement covering resales of the old notes,

    - use its reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act at the earliest possible time, but no later than 120 days after November 17, 1999, and

    - use its reasonable best efforts to keep effective the shelf registration statement until the earlier of two years after November 17, 1999 or the time when all of the applicable old notes are no longer outstanding.

    We will, if and when we file the shelf registration statement, provide to each holder of the old notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the old notes. A holder that sells old notes pursuant to the shelf registration statement generally must be named as a selling security-holder in the related prospectus and must deliver a prospectus to purchasers, will be subject to civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the exchange and registration rights agreement which are applicable to the holder, including certain indemnification obligations. In addition, each holder of old notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its old notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages described below.

INCREASE IN INTEREST RATE

    If we are required to file the shelf registration statement and

    (1) either

    - the shelf registration statement has not become effective or been declared effective on or before the 120th calendar day following November 17, 1999,

    or

    - the shelf registration statement has been declared effective and such shelf registration statement ceases to be effective, except as specifically permitted in the exchange and registration rights agreement, without being succeeded promptly by an additional registration statement filed and declared effective, or

    (2) the shelf registration statement has not become effective or been declared effective on or before the 165th day after November 17, 1999, the interest rate borne by the old notes will be increased in accordance with the following table:

                                                                     INITIAL INCREASE
EVENT                                                                IN INTEREST RATE
-----                                                                ----------------
1.                      Shelf registration statement not declared    0.5% per annum following this 120-day
                        effective on or prior to 120th day           period, determined daily, on the principal
                        following November 17, 1999 or shelf         amount of the senior notes and prior to
                        registration statement ceases to be          December 1, 2004, on the Accreted Value of
                        effective                                    the senior discount notes, from the date of
                                                                     the event, until the date it is cured.

2.                      Shelf registration statement has not become  Additional 0.25% for each subsequent 90-day
                        effective or been declared effective on or   period
                        before the 165th day after November 17,
                        1999

    However, in no event will the interest rate borne by the outstanding notes be increased by an aggregate of more than 1.0%.

    The sole remedy available to the holders of the old notes will be the immediate assessment of cash interest on the old notes as described above. Any amounts of additional interest due as described above will be payable in cash on the same interest payments dates as the old notes.

TERMS OF THE EXCHANGE OFFER

    Upon the exchange offer registration statement being declared effective, NEXTLINK will offer the new notes in exchange for surrender of the old notes. NEXTLINK will keep the exchange offer open for at least 30 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the old notes.

    Upon the terms and subject to the conditions contained in this prospectus and in the letters of transmittal which accompany this prospectus, NEXTLINK will accept any and all old notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. NEXTLINK will issue an equal principal amount of new notes in exchange for the principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes under the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

    The form and terms of the new notes will be the same as the form and terms of the old notes except that:

    (1) the new notes will have been registered under the Securities Act and therefore will not bear legends restricting their transfer, and

    (2) the new notes will not contain certain terms providing for an increase in the interest rate on the old notes under specific circumstances which are described in the exchange and registration rights agreement.

The new notes will evidence the same debt as the old notes and will be entitled to the benefits of each of the indentures governing the old notes.

    In connection with the exchange offer, holders of old notes do not have any appraisal or dissenters' rights under law or either of the indentures governing the old notes. NEXTLINK intends to conduct the exchange offer in accordance with the applicable requirements of the

Exchange Act and the rules and regulations of the Securities and Exchange Commission related to such offers.

    NEXTLINK shall be deemed to have accepted validly tendered old notes when, as and if NEXTLINK has given oral or written notice of acceptance to United States Trust Company, exchange agent for the exchange offer. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from NEXTLINK.

    If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events specified in this prospectus or if old notes are submitted for a greater principal amount than the holder desires to exchange, the certificates for the unaccepted old notes will be returned without expense to the tendering holder. If old notes were tendered by book-entry transfer in the exchange agent account at The Depository Trust Company in accordance with the book-entry transfer procedures described below, these non-exchanged old notes will be credited to an account maintained with The Depositary Trust Company as promptly as practicable after the expiration date of the exchange offer.

    NEXTLINK will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. For more information, see "--Fees and Expenses." Holders who tender old notes in the exchange offer will therefore not need to pay brokerage commissions or fees or, subject to the instructions in the letters of transmittal, transfer taxes with respect to the exchange of old notes in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The expiration date of the exchange offer is 5:00 p.m., New York City time,
on          , 2000, unless NEXTLINK, in its reasonable discretion, extends the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended.

    In order to extend the exchange offer, NEXTLINK will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    NEXTLINK reserves the right, in its reasonable discretion:

    - to delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer if, in its reasonable judgement, any of the conditions described below under "--Conditions" shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

    - to amend the terms of the exchange offer in any manner.

    NEXTLINK will promptly announce any such event making a timely release to Dow Jones News Service and may or may not do so by other means as well.

PROCEDURES FOR TENDERING

    You may tender your own old notes in the exchange offer. To tender in the exchange offer, a holder must do the following:

    - complete, sign and date the applicable letter of transmittal, or a facsimile of such letter of transmittal,

    - have the signatures thereon guaranteed if required by the applicable letter of transmittal, and

    - except as discussed in "--Guaranteed Delivery Procedures," mail or otherwise deliver such letter of transmittal, or facsimile, together with the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

    The exchange agent must receive the old notes, a completed letter of transmittal and all other required documents at the address listed below under "--Exchange Agent" before 5:00 p.m., New York City time, on the expiration date for the tender to be effective. You may deliver your old notes by using the book-entry transfer procedures described below, as long as the exchange agent receives confirmation of the book-entry transfer before the expiration date.

    The Depository Trust Company has authorized its participants that hold old notes on behalf of beneficial owners of old notes through The Depository Trust Company to tender their old notes as if they were holders. To effect a tender of old notes, The Depository Trust Company participants should either:

    (1) complete and sign the applicable letter of transmittal (or a manually signed facsimile of such letter), have the signature thereon guaranteed if required by the instructions to such letter of transmittal, and mail or deliver such letter of transmittal (or the manually signed facsimile) to the exchange agent according to the procedures described above in the first paragraph under the heading "--Procedures for Tendering" or

    (2) transmit their acceptance to The Depository Trust Company through its automated tender offer program for which the transaction will be eligible and follow the procedure for book-entry transfer as described in "Book Entry; Delivery and Form."

    By tendering, each holder will make the representations contained in the fourth paragraph above under the heading "--Resale of the New Notes." Each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. For more information, see "Plan Of Distribution."

    The tender by a holder and the acceptance of the tender by NEXTLINK will constitute the agreement between the holder and NEXTLINK set forth in this prospectus and in the applicable letter of transmittal.

    THE METHOD OF DELIVERY OF OLD NOTES AND THE APPLICABLE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES OR BOOK-ENTRY CONFIRMATION SHOULD BE SENT TO NEXTLINK. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS ON THEIR BEHALF.

    Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the beneficial owner's behalf. For more information, see "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the applicable letter of transmittal. If the beneficial owner wishes to tender on his own behalf, such owner must, prior to completing and executing the applicable letter of transmittal and delivering such beneficial owner's old notes, either make appropriate arrangements to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution (within the meaning of Rule 17A d-5 under the Exchange Act) unless the old notes are tendered:

    - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the applicable letter of transmittal, or

    - for the account of an eligible guarantor institution.

    If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution.

    If a letter of transmittal is signed by a person other than the registered holder of any old notes listed in the applicable letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder's name appears on the old notes.

    If a letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless we waive it, evidence satisfactory to us of their authority to so act must be submitted with the applicable letter of transmittal.

    Promptly after the date of this prospectus, the exchange agent will establish a new account or utilize an existing account with respect to the old notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer the old notes into the exchange agent's account with respect to the old notes in accordance with that facility's procedures. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal properly completed and duly executed or an agent's message with any required signature guarantee and all other required documents must be delivered to the exchange agent at its address listed below on or before the expiration date of the exchange offer, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

    The term "agent's message" means a message transmitted by The Depositary Trust Company to, and received by, the exchange agent, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the old notes stating:

    - the aggregate principal amount of old notes which have been tendered by such participant,

    - that such participant has received and agrees to be bound by the term of the applicable letter of transmittal, and

    - that NEXTLINK may enforce such agreement against the participant.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. NEXTLINK reserves the absolute right to reject any and all old notes not properly tendered or any old notes NEXTLINK's acceptance of which would, in the opinion of counsel for NEXTLINK, be unlawful. NEXTLINK also reserves the right to waive any defects, irregularities or conditions of tender as to particular old notes. NEXTLINK's interpretation of the terms and conditions of the exchange offer, including the instructions in the applicable letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a period of time that NEXTLINK shall determine.

    Neither NEXTLINK, the exchange agent nor any other person shall incur any liability for failure to give notice of any defect or irregularity with respect to any tender of old notes. Tenders of old notes will not be deemed to have been made until such defects or irregularities mentioned above have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the applicable letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

GUARANTEED DELIVERY PROCEDURES

    A holder who wishes to tender its old notes and:

    - whose old notes are not immediately available,

    - who cannot deliver the holder's old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or

    - who cannot complete the procedures for book-entry transfer, before the expiration date,

may effect a tender if:

    - the tender is made through an eligible guarantor institution,

    - before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery, the name and address of the holder, the certificate number(s) of the old notes and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimiles thereof) together with the certificate(s) representing the old notes (or a confirmation of book-entry transfer of the old notes into the exchange agent's account at the book-entry transfer facility), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

    - the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer of such old notes into the exchange agent's account at the book-entry transfer facility, and all other documents required by the applicable letter of transmittal.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

    To withdraw a tender of old notes in the exchange offer, a letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth below prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

    - specify the name of the person having deposited the old notes to be withdrawn,

    - identify the old notes to be withdrawn including the certificate number(s) and principal amount of such old notes or, in the case of old notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited and otherwise comply with the procedures of the transfer agent,

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indentures governing the old notes register the transfer of the old notes into the name of the person withdrawing the tender, and

    - specify the name in which any such old notes are to be registered, if different from that of the person who deposited the notes.

    If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, before the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution.

    All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by NEXTLINK, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued, unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder of the notes without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following the procedures described above under "--Procedures for Tendering" at any time before the expiration date.

CONDITIONS

    Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

    (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

    (2) any change, or any development involving a prospective change, in the business or financial affairs of NEXTLINK or any of its subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

    (3) any law, statute, rule or regulation is proposed, adopted or enacted, which in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

    (4) any governmental approval has not been obtained, which approval we, in our reasonable discretion, shall deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

    The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. Our failure at any time to exercise any of these rights shall not be deemed a waiver of such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

    (1) refuse to accept any old notes and return all tendered old notes to the tendering holders,

    (2) extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes (See "--Withdrawal of Tenders" above) or

    (3) waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

    United States Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the applicable letter of transmittal should be directed to United States Trust Company addressed as follows:

                         For Information by Telephone:
                                 (800) 548-6565
                     By Hand or Overnight Delivery Service:
                          United States Trust Company
                              114 West 47th Street
                            New York, New York 10036
                         Attention: Patricia Gallagher,
                             Reorganization Section
                           By Facsimile Transmission:
                                 (212) 780-0592
                            (Telephone Confirmation)
                                 (800) 548-6565

    United States Trust Company also acts as trustee under each of the indentures governing the notes.

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

    We will pay cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of United States Trust Company as exchange agent and as trustee under each of the indentures governing the notes, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The new notes will be recorded at the same carrying value as the old notes in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by NEXTLINK. The expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes will be amortized over the term of the notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of old notes who are eligible to participate in the exchange offer but who do not tender their old notes will not have any further registration rights, and their old notes will continue to be subject to restrictions on transfer. Accordingly, such old notes may be resold only:

    - to NEXTLINK, upon redemption of these notes or otherwise,

    - so long as the old notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

    - in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us,

    - outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or

    - under an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

REGULATORY APPROVALS

    We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

OTHER

    Participation in the exchange offer is voluntary and holders of old notes should carefully consider whether to accept the terms and conditions of this offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

                            DESCRIPTION OF THE NOTES

    The new senior notes, like the old senior notes, and the new senior discount notes, like the old senior discount notes, will be issued under two separate indentures, dated as of November 17, 1999, between NEXTLINK and United States Trust Company, as trustee. The new notes are the same as the old notes except that the new notes:

       - will not bear legends restricting their transfer, and

       - will not contain certain terms providing for an increase in the interest rate under the circumstances described in the exchange and registration rights agreement.

    Since many provisions of the indentures are identical, they are described together below, but the provisions of each indenture apply only to the notes outstanding thereunder. The indentures contain the full legal text of the matters described in this section. A copy of each of the indentures has been filed with the SEC as part of our Registration Statement. See "Where You Can Find More Information" on page ii for information on how to obtain copies.

    Because this section is a summary, it does not describe every aspect of the notes. This summary is subject to and qualified in its entirety by reference to all the provisions of each of the indentures, including definitions of some terms used in each of the indentures. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in each of the indentures. We describe the meaning for only the more important terms, under "--Definitions." We also include references in parentheses to certain sections of each of the indentures.

    Whenever we refer to particular sections or defined terms of the indentures in this prospectus, these sections or defined terms are incorporated by reference into this prospectus.

    In this description of notes, the term "NEXTLINK" refers to NEXTLINK Communications, Inc. and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

BRIEF DESCRIPTION OF THE NOTES

    THESE SENIOR NOTES:

       - will be senior obligations of NEXTLINK;

       - will be limited to $400,000,000 aggregate principal amount;

       - will mature on December 1, 2009; and

       - will bear interest at the rate of 10 1/2% per annum to be paid semi-annually on June 1 and December 1 of each year, commencing
         June 1, 2000, to the registered holder at the close of business on the preceding May 15 or November 15, as the case may be.

    THESE SENIOR DISCOUNT NOTES:

       - will be senior obligations of NEXTLINK;

       - will be issued at a discount from their aggregate principal amount at stated maturity to generate gross proceeds of approximately $251,419,350;

       - will mature on December 1, 2009;

       - will not accrue cash interest prior to December 1, 2004;

       - will accrete at a rate of 12 1/8% per annum, compounded semi-annually to an aggregate principal amount of $455,000,000; and

       - beginning on December 1, 2004 will bear cash interest at the rate of 12 1/8% per annum to be paid semi-annually on June 1 and December 1 of each year, commencing June 1, 2005, to the registered holder at the close of business on the preceding May 15 or November 15, as the case may be.

    In a NEXTLINK bankruptcy, holders of senior discount notes would have a claim measured by their notes' accreted value, not their principal amount.

    Interest on the senior and senior discount notes will be computed on the basis of a 360 day year of twelve 30-day months. (SectionSection 301, 307 and
310)

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    NEXTLINK will pay interest, principal and any other money due on the senior and senior discount notes at the corporate trust office of the trustee in New York City. That office is currently located at 114 West 47th Street, New York, New York 10036. You must make arrangements to have your payments picked up at or wired from that office. NEXTLINK may also choose to pay interest by mailing checks. (SectionSection 301, 305 and 1002)

    The senior and senior discount notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. (Section 302) You will not be required to pay a service charge to transfer or exchange notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. (Section 305)

RANKING

    The notes:

       - will be senior obligations of NEXTLINK;

       - will rank equally in right of payment with each other and all existing and future senior obligations of NEXTLINK, including our 9% Notes, 9 5/8% Notes, 12 1/2% Notes, 9.45% Senior Discount Notes, 10 3/4% Notes due 2008, 10 3/4% Notes due 2009 and 12 1/4% Senior Discount Notes; and

       - will rank senior in right of payment to all future subordinated obligations of NEXTLINK.

    Holders of secured obligations of NEXTLINK will, however, have claims that are prior to the claims of the holders of the senior and senior discount notes with respect to the assets securing those other obligations.

    NEXTLINK's principal operations are conducted through its Subsidiaries, and NEXTLINK is therefore dependent upon the cash flow of its Subsidiaries to meet its obligations. NEXTLINK's Subsidiaries will have no obligation to guarantee or otherwise pay amounts due under the senior and senior discount notes. Therefore, the senior and senior discount notes will be effectively subordinated to all indebtedness and other liabilities and commitments, including trade payables, of NEXTLINK's Subsidiaries. Any right of NEXTLINK to receive assets of any Subsidiary upon any liquidation or reorganization of that Subsidiary (and the consequent right of holders of the senior and senior discount notes to participate in those assets) will be effectively subordinated to the claims of the Subsidiary's creditors, except to the extent that NEXTLINK itself is recognized as a creditor of the Subsidiary.

    As of September 30, 1999:

       - the total amount of outstanding consolidated liabilities of NEXTLINK and its Subsidiaries, including trade payables, was approximately $3,297.0 million, of which $14.2 million were secured obligations; and

       - the total amount of outstanding liabilities of NEXTLINK's Subsidiaries, including trade payables, was $111.5 million, of which $4.0 million were secured obligations.

    In February, 2000, we entered into a $1,000.0 million of senior secured credit facility, which is secured by liens on the assets purchased with the proceeds thereof and $125 million of other assets, as well as a pledge of the shares of NEXTLINK's direct subsidiaries.

    For more information, see "Description of Other Material Indebtedness" and "Summary Historical Consolidated Financial and Operating Data."

OPTIONAL REDEMPTION

    SENIOR NOTES

    NEXTLINK may opt to redeem the senior notes, in whole or in part, at any time on or after December 1, 2004, at the redemption prices set forth below, plus accrued and unpaid interest to but excluding the redemption date. If NEXTLINK chooses this optional redemption, it is required to mail a notice of the redemption not less than 30 and not more than 60 days prior to the date of redemption to each holder of senior notes to be redeemed at the holder's address as it appears in the note register.

    The following table states the applicable redemption prices:

YEAR BEGINNING DECEMBER 1,                                    REDEMPTION PRICE
--------------------------                                    ----------------
2004........................................................      105.250%
2005........................................................      103.500%
2006........................................................      101.750%
2007 and thereafter.........................................      100.000%

    The prices are expressed as percentages of the principal amount. NEXTLINK may only redeem the senior notes in amounts of $1,000 principal amount or an integral multiple of $1,000. (SectionSection 203, 1101, 1105 and 1107)

    In addition, if on or before December 1, 2002, NEXTLINK receives net proceeds from a sale of its Common Equity, NEXTLINK may opt to use all or a portion of any such net proceeds to redeem senior notes in a principal amount of up to 33 1/3% of the original principal amount of the senior notes at a redemption price of 110.5% of their principal amount plus accrued and unpaid interest to but excluding the redemption date so long as:

       - at least 66 2/3% of the principal amount of the senior notes remains outstanding after the redemption; and

       - the redemption occurs on a redemption date within 90 days of the sale of its Common Equity and NEXTLINK mails not less than 30 and not more than 60 days prior to the date of redemption a notice to each holder of senior notes to be redeemed.

    If less than all of the senior notes are to be redeemed, the trustee shall select the particular notes to be redeemed or any portion thereof that is an integral multiple of $1,000.

The trustee shall make this selection on a pro rata basis, by lot or by such other method as it shall deem fair and appropriate.

    SENIOR DISCOUNT NOTES

    NEXTLINK may opt to redeem the senior discount notes, in whole or in part, at any time on or after December 1, 2004 at the redemption prices set forth below, plus accrued and unpaid interest to but excluding the redemption date. If NEXTLINK chooses this optional redemption, it is required to mail a notice of the redemption not less than 30 and not more than 60 days prior to the date of the redemption to each holder of senior discount notes to be redeemed at the holder's address as it appears in the note register.

    The following table states the applicable redemption prices:

YEAR BEGINNING DECEMBER 1,                                    REDEMPTION PRICE
--------------------------                                    ----------------
2004........................................................      106.063%
2005........................................................      104.042%
2006........................................................      102.021%
2007 and thereafter.........................................      100.000%

    The prices are expressed as percentages of the principal amount. NEXTLINK may only redeem the senior discount notes in amounts of $1,000 principal amount or an integral multiple of $1,000. (SectionSection 203, 1101, 1105 and 1107)

    In addition, if on or before December 1, 2002, NEXTLINK receives net proceeds from a sale of its Common Equity, NEXTLINK may opt to use all or a portion of any such net proceeds to redeem senior discount notes in a principal amount of up to 33 1/3% of the Accreted Value of the senior discount notes at a redemption price of 112.125% of the Accreted Value of the senior discount notes plus accrued and unpaid interest to but excluding the redemption date so long as:

       - at least 66 2/3% of the Accreted Value at the date of redemption of the senior discount notes remains outstanding after the redemption; and

       - the redemption occurs on a redemption date within 90 days of the sale of its Common Equity and NEXTLINK mails not less than 30 and not more than 60 days prior to the date of redemption a notice to each holder of senior discount notes to be redeemed.

    If less than all of the senior discount notes are to be redeemed, the trustee shall select the particular notes to be redeemed or any portion thereof that is an integral multiple of $1,000. The trustee shall make this selection on a pro rata basis, by lot or by such other method as it shall deem fair and appropriate.

MANDATORY REDEMPTION; SINKING FUND

    Except as described under "--Covenants--Limitation on Asset Dispositions" and "--Covenants--Change of Control" below, NEXTLINK is not required to purchase or make mandatory redemption payments or sinking fund payments with respect to the senior or senior discount notes.

COVENANTS

    In each of the indentures, NEXTLINK has agreed to certain restrictions that limit its and its Restricted Subsidiaries' ability to:

        (1)  Incur additional Debt;

        (2)  issue Preferred Stock;

        (3) pay dividends, acquire shares of Capital Stock of NEXTLINK, make Investments or redeem Debt of NEXTLINK which is subordinate in right of payment to the senior or senior discount notes;

        (4) restrict the ability of any Restricted Subsidiary to pay dividends, to make loans or advances to NEXTLINK or any other Restricted Subsidiary or to transfer any of its property or assets to NEXTLINK or any other Restricted Subsidiary;

        (5)  create liens;

        (6)  engage in sale and leaseback transactions;

        (7)  make Asset Dispositions;

        (8)  issue or sell shares of Capital Stock of Restricted Subsidiaries;
    and

        (9)  enter into transactions with Affiliates and Related Persons.

    In addition, if a Change of Control occurs, each holder of notes will have the right to require NEXTLINK to repurchase all or part of such holder's notes at a price equal to: (1) in the case of senior notes, 101% of their principal amount plus accrued and unpaid interest to the date of purchase or (2) in the case of senior discount notes, 101% of their Accreted Value (if the Offer to Purchase is made on or prior to December 1, 2004) or 101% of their principal amount plus accrued and unpaid interest to the date of purchase (if such Offer to Purchase is consummated thereafter). The above limitations are "restrictive covenants" that are promises that we make to you about how we will run our business, or business actions that we promise not to take. A more detailed description of the restrictive covenants and the exceptions to them follows below.

    LIMITATION ON CONSOLIDATED DEBT

    NEXTLINK may not, and may not permit any Restricted Subsidiary to, Incur any Debt unless either:

        (1)  the ratio of:

           (a) the aggregate consolidated principal amount of Debt of NEXTLINK outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date and the receipt and application of the proceeds thereof to

           (b) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if

                (x) any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters;

                (y) the net income (or loss) for such period of any Person or related to any assets disposed of by NEXTLINK or a Restricted Subsidiary prior to the end of such period had been excluded from Consolidated Net Income; and

                (z) the net income (or loss) for such period of any Person or related to any assets acquired by NEXTLINK or any Restricted Subsidiary prior to the end of such period had been included in Consolidated Net Income;

       would be less than 5.5 to 1 for such four quarter periods ending on or prior to December 31, 1999 and 5.0 to 1 for such periods ending thereafter;

    or

        (2) NEXTLINK's Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt, any issuance of capital stock (other than Disqualified Stock) since such balance sheet date, any increase in paid-in-capital (other than in respect of Disqualified Stock) since such balance sheet date and the Incurrence of any other Debt since such balance sheet date and the receipt and application of the proceeds thereof, is less than 2.0 to 1.

    Notwithstanding the foregoing limitation, NEXTLINK and any Restricted Subsidiary may Incur the following:

        (1) Debt under any one or more Bank Credit Agreements or Vendor Financing Facilities in an aggregate principal amount at any one time not to exceed the greater of:

           (a)  $250 million and

           (b) 85% of the Eligible Receivables, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Bank Credit Agreements and Vendor Financing Facilities of NEXTLINK and its Restricted Subsidiaries, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of any Bank Credit Agreement so refinanced plus the amount of expenses incurred in connection with such refinancing, does not exceed the aggregate principal amount outstanding or available under all such Bank Credit Agreements and Vendor Financing Facilities of NEXTLINK and its Restricted Subsidiaries immediately prior to such renewal, extension, refinancing or refunding;

        (2) Purchase Money Debt Incurred to finance the construction, acquisition or improvement of Telecommunications Assets, provided that the net proceeds of such Purchase Money Debt do not exceed 100% of the cost of construction, acquisition or improvement price of the applicable Telecommunications Assets;

        (3) Debt owed by NEXTLINK to any Restricted Subsidiary of NEXTLINK or Debt owed by a Restricted Subsidiary to NEXTLINK or a Restricted Subsidiary of NEXTLINK; provided, however, that upon either

           (a) the transfer or other disposition by such Restricted Subsidiary or NEXTLINK of any Debt so permitted to a Person other than NEXTLINK or another Restricted Subsidiary of NEXTLINK; or

           (b) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary, as a result of which the obligor of such Debt ceases to be a Restricted Subsidiary, the provisions of this clause (3) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

        (4) Debt Incurred to renew, extend, refinance or refund (each, a "refinancing") Debt outstanding at the date of the indentures or incurred pursuant to the preceding paragraph or clause (2) of this paragraph or the senior or senior discount notes in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by NEXTLINK as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of NEXTLINK incurred in connection with such refinancing; provided, however, that Debt the proceeds of which are used to refinance the senior or senior discount notes or Debt which is PARI PASSU to the senior or senior discount notes or debt which is subordinate in right of payment to the senior or senior discount notes shall only be permitted if:

           (a) in the case of any refinancing of the senior or senior discount notes or Debt which is PARI PASSU to the senior or senior discount notes, the refinancing Debt is made PARI PASSU to the senior or senior discount notes or subordinated to the senior or senior discount notes, and, in the case of any refinancing of Debt which is subordinated to the senior or senior discount notes, the refinancing Debt constitutes Subordinated Debt; and

           (b) in either case, the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued,

                (x) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by NEXTLINK (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced; and

                (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by NEXTLINK) of such debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by NEXTLINK) which is conditioned upon a change substantially similar to those described under "--Change of Control" or which is pursuant to provisions substantially similar to those described under "--Limitation on Asset Dispositions";

        (5) Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

        (6)  Debt outstanding under the senior or senior discount notes;

        (7)  Subordinated Debt invested by:

           (a) a group of employees of NEXTLINK, which includes the Chief Executive Officer of NEXTLINK, who own, directly or indirectly, through an employee stock ownership plan or arrangement, shares of NEXTLINK's Capital Stock or

           (b)  any other Person that controls NEXTLINK:

                (x)  on the Issue Date or

                (y) after a Change of Control, provided that NEXTLINK is not in default with respect to its obligations described under "--Change of Control" below;

        (8) Debt consisting of performance and other similar bonds and reimbursement obligations Incurred in the ordinary course of business securing the performance of contractual, franchise or license obligations of NEXTLINK or a Restricted Subsidiary, or in respect of a letter of credit obtained to secure such performance; and

        (9)  Debt not otherwise permitted to be Incurred pursuant to clauses
    (1) through (8) above, which, together with any other outstanding Debt Incurred pursuant to this clause (9), has an aggregate principal amount or, in the case of Debt issued at a discount, an accreted amount (determined in accordance with generally accepted accounting principles) at the time of Incurrence not in excess of $10 million at any time outstanding.

    For purposes of determining compliance with this "Limitation on Consolidated Debt" covenant, if an item of Debt meets the criteria of more than one of the types of Debt NEXTLINK is permitted to incur pursuant to the foregoing clauses
(1) through (9) or the first unnumbered paragraph of this "Limitation on Consolidated Debt," NEXTLINK shall have the right, in its sole discretion, to classify such item of Debt and shall only be required to include the amount and type of such Debt under the clause or paragraph permitting the Debt as so classified. The determination of any particular amount of Debt under such covenant shall be made without duplication for Guarantees or Liens supporting Debt otherwise included in the determination of a particular amount. (Section
1007)

    LIMITATION ON DEBT AND PREFERRED STOCK OF RESTRICTED SUBSIDIARIES

    NEXTLINK may not permit any Restricted Subsidiary (other than a Restricted Subsidiary that has fully and unconditionally Guaranteed the notes on an unsubordinated basis) to Incur or suffer to exist any Debt or issue any Preferred Stock except:

        (1) Debt or Preferred Stock outstanding on the date of the indentures after giving effect to the application of the proceeds of the senior or senior discount notes;

        (2) Debt Incurred or Preferred Stock issued to and held by NEXTLINK or a Restricted Subsidiary of NEXTLINK (provided that such Debt or Preferred Stock is at all times held by NEXTLINK or a Restricted Subsidiary of NEXTLINK);

        (3) Debt Incurred or Preferred Stock issued by a Person prior to the time:

           (a)  such Person became a Restricted Subsidiary of NEXTLINK,

           (b) such Person merges into or consolidates with a Restricted Subsidiary of NEXTLINK or

           (c) another Restricted Subsidiary of NEXTLINK merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary of NEXTLINK), which Debt or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

        (4) Debt consisting of Permitted Interest Rate and Currency Protection Agreements;

        (5)  Debt or Preferred Stock of a Joint Venture;

        (6) Debt under any one or more Bank Credit Agreements or Vendor Financing Facilities (and renewals, extensions, refinancings or refundings thereof) which is permitted to be outstanding under clause (1) of "--Limitation on Consolidated Debt";

        (7) Debt consisting of Guarantees of the senior or senior discount notes;

        (8) Debt or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance, refund or redeem, any Debt or Preferred Stock permitted to be outstanding pursuant to clauses (1), (3) and (9) hereof (or any extension or renewal thereof) (for purposes hereof, a "refinancing"), in an aggregate principal amount, in the case of Debt, or with an aggregate liquidation preference, in the case of Preferred Stock, not to exceed the aggregate principal amount of the Debt so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt or Preferred Stock so refinanced or the amount of any premium reasonably determined by NEXTLINK as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of NEXTLINK and the Restricted Subsidiary incurred in connection therewith and provided the Debt or Preferred Stock incurred or issued upon such refinancing by its terms, or by the terms of any agreement or instrument pursuant to which such Debt or Preferred Stock is Incurred or issued,

           (a) does not provide for payments of principal or liquidation value at the stated maturity of such Debt or Preferred Stock or by way of a sinking fund applicable to such Debt or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Debt or Preferred Stock by NEXTLINK or any Restricted Subsidiary of NEXTLINK (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the time the same are required by the terms of the Debt or Preferred Stock being refinanced and

           (b) does not permit redemption or other retirement (including pursuant to an offer to purchase made by NEXTLINK or a Restricted Subsidiary) of such Debt or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Debt or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the holder of such Debt or Preferred Stock (including pursuant to an offer to purchase made by NEXTLINK or a Restricted Subsidiary) which is conditioned upon the change of control of NEXTLINK pursuant to provisions substantially similar to those described under "--Change of Control" or which is pursuant to provisions substantially similar to those described under "--Limitation on Asset Dispositions," and provided, further, that in the case of any exchange or redemption of Preferred Stock of a Restricted Subsidiary, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary;

        (9) Purchase Money Debt Incurred to finance the construction, acquisition or improvement of Telecommunications Assets, provided that the net proceeds of such Purchase Money Debt do not exceed 100% of the cost of construction, acquisition or improvement price of the applicable Telecommunications Assets;

        (10) Debt consisting of performance and other similar bonds and reimbursement obligations Incurred in the ordinary course of business securing the performance of contractual, franchise or license obligations of NEXTLINK or a Restricted Subsidiary, or in respect of a letter of credit obtained to secure such performance; and

        (11)  Debt not otherwise permitted to be incurred pursuant to clauses
    (1) through (10) above, which, together with any other outstanding Debt incurred pursuant to this clause (11), has an aggregate principal amount (or, in the case of Debt issued at a discount, an accreted amount (determined in accordance with generally accepted accounting principles) at the time of Incurrence) not in excess of $10 million at any time outstanding. (Section 1008)

    For purposes of determining compliance with this "Limitation on Debt and Preferred Stock of Restricted Subsidiaries" covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt a Restricted Subsidiary is permitted to incur pursuant to the foregoing clauses (1) through
(11), NEXTLINK shall have the right, in its sole discretion, to classify such item of Debt and shall be only required to include the amount and type of such Debt under the clause permitting the Debt as so classified. The determination of any particular amount of Debt under such covenant shall be made without duplication for Guarantees or Liens supporting Debt or otherwise included in the determination of a particular amount. (Section 1008)

    LIMITATION ON RESTRICTED PAYMENTS

    NEXTLINK may not:

        (1) directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof (in their capacity as such), excluding any dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock);

        (2) permit any Restricted Subsidiary to purchase, redeem, or otherwise retire or acquire for value:

           (a)  any Capital Stock of NEXTLINK or any Related Person of NEXTLINK;
       or

           (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of NEXTLINK or any Related Person of NEXTLINK or any securities convertible or exchangeable into shares of Capital Stock of NEXTLINK or any Related Person of NEXTLINK;

        (3) make, or permit any Restricted Subsidiary to make, any Investment in, or payment on a Guarantee of any obligation of, any Person, other than NEXTLINK or a Restricted Subsidiary of NEXTLINK, except for Permitted Investments; and

        (4) permit any Restricted Subsidiary to, redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Debt of NEXTLINK which is subordinate in right of payment to the Notes (each of clauses (1) through (4) being a "Restricted Payment")

           if:

           (a) a Default or an Event of Default shall have occurred and is continuing; or

           (b) upon giving effect to such Restricted Payment, NEXTLINK could not Incur at least $1.00 of additional Debt pursuant to the terms of the indentures described in the first paragraph of "--Limitation on Consolidated Indebtedness" above; or

           (c) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from April 25, 1996 exceeds the sum of:

                (A) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) since the end of the last full fiscal quarter prior to April 25, 1996 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment; plus

                (B)  $5 million; plus

                (C) 100% of the net reduction in Investments in any Unrestricted Subsidiary since the end of the last full fiscal quarter prior to April 25, 1996 resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to NEXTLINK or any Restricted Subsidiary of NEXTLINK from such Unrestricted Subsidiary (except to the extent that any such payment is included in the calculation of Consolidated Net Income) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries; PROVIDED that the amount included in this clause (C) shall not exceed the amount of Investments previously made by NEXTLINK and its Restricted Subsidiaries in such Unrestricted Subsidiary;

    PROVIDED, FURTHER, that NEXTLINK or a Restricted Subsidiary of NEXTLINK may make any Restricted Payment with the aggregate net proceeds received after April 25, 1996, including the fair value of property other than cash (determined in good faith by the Board of Directors of NEXTLINK, as conclusively evidenced by a Board Resolution filed with the trustee), as capital contributions to NEXTLINK or from the issuance (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of NEXTLINK and warrants, rights or options on Capital Stock (other than Disqualified Stock) of NEXTLINK and the principal amount of Debt of NEXTLINK that has been converted into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of NEXTLINK after April 25, 1996.

                         BOOK-ENTRY; DELIVERY AND FORM

    The new notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form, without interest coupons that will be deposited with, or on behalf of, The Depository Trust Company, or DTC. The new notes will be registered in the name of DTC or its nominee, on behalf of the acquirers of new notes represented thereby for credit to the respective accounts of the acquirers, or to such other accounts as they may direct, at DTC, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Cedel Bank, societe anonyme.

    Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

    All interests in the global notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

    The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. NEXTLINK does not take any responsibility for these operations or procedures, and you are urged to contact the relevant system or its participants directly to discuss these matters.

    DTC has advised NEXTLINK that it is

    (1) a limited purpose trust company organized under the laws of the State of New York,

    (2) a "banking organization" within the meaning of the New York Banking Law,

    (3) a member of the Federal Reserve System,

    (4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

    (5) a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

    NEXTLINK expects that, pursuant to procedures established by DTC, ownership of the new notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the indirect participants (with respect to the interests of persons other than participants).

    The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the new notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in new notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

    So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under each of the indentures. Except as provided below, owners of beneficial interests in a global note

    - will not be entitled to have new notes represented by such global note registered in their names,

    - will not receive or be entitled to receive physical delivery of certificated new notes, and

    - will not be considered the owners or holders thereof under either of the indentures for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder.

Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if such holder is not a participant or an indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of notes under either of the indentures or such global note. NEXTLINK understands that under existing industry practice, in the event that NEXTLINK requests any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither NEXTLINK nor the trustees under the indentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such new notes.

    Payments with respect to the principal of, and premium, if any, and interest on, any new notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustees to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing the new notes under each of the indentures. Under the terms of each of the indentures, NEXTLINK and the trustees may treat the persons in whose names the new notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither NEXTLINK nor the trustees have or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

    Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterpart in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a global note by or through a Euroclear or Cedel participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

    Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither NEXTLINK nor the trustees will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

    If:

    - NEXTLINK notifies the respective trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation,

    - NEXTLINK, at its option, notifies the respective trustee in writing that it elects to cause the issuance of notes in definitive form under the respective indenture or

    - upon the occurrence of certain other events as provided in the indentures,

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

    Neither NEXTLINK nor the trustees shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

YEAR 2000

    DTC management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third-party vendors from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the industry that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to:

    - impress upon them the importance of such services being year 2000 compliant; and

    - determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services.

In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

    According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general discussion of United States federal income tax consequences of the exchange of old notes for new notes by note holders. It only applies to note holders who acquire the new notes in the exchange offer, and it does not purport to be a complete analysis of all potential tax effects. The discussion is based on the tax law as it exists today although it could change at any time, and any change could be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion does not address the special rules applicable to note holders such as insurance companies and other financial institutions, dealers in securities, tax-exempt organizations, traders in securities that elect to mark to market, persons whose functional currency is not the U.S. dollar, and persons holding the notes as part of a "straddle," "hedge" or "conversion transaction," and it deals only with notes held as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code.

    PERSONS CONSIDERING THE EXCHANGE OF OLD NOTES FOR NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

      For purposes of this discussion, a U.S. holder is any of the following:

          - citizens and residents of the United States for U.S. federal income tax purposes;

          - corporations, partnerships, and other entities created or organized in or under the laws of the United States or any political subdivision thereof;

          - estates, if the income of the estate is subject to U.S. federal income taxation regardless of its sources, and trusts, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; and

          - other persons whose worldwide income or gain is otherwise subject to U.S. federal income taxation on a net income basis.

    A non-U.S. holder is any note holder who or that is not a U.S. person for U.S. federal income tax purposes.

                               THE EXCHANGE OFFER

    The exchange of old notes for new notes under the exchange offer should be treated as a continuation of the corresponding old notes because the terms of the new notes are substantially the same as the terms of the old notes. Accordingly, the exchange should not constitute a taxable event to holders and, therefore:

    - no gain or loss should be realized by holders upon receipt of a new note;

    - the holding period of the new note should include the holding period of the old note; and

    - the adjusted tax basis of the new note should be the same as the adjusted tax basis of the old note immediately before the exchange.

                          CONSEQUENCES TO U.S. HOLDERS

    INTEREST ON SENIOR NOTES

    Cash basis taxpayers, including most individuals, will recognize ordinary interest income when they receive interest payments on the senior notes. Accrual basis taxpayers will recognize ordinary interest income as interest on the senior notes accrues.

    ORIGINAL ISSUE DISCOUNT ON SENIOR DISCOUNT NOTES

    The senior discount notes were issued with original issue discount ("OID"). In general, holding senior discount notes will result in taxable ordinary interest income in an amount equal to the accretion on the senior discount notes during their accretion period and the interest that accrues on their principal amount thereafter. Thus, even cash basis taxpayers will have to recognize interest income on the senior discount notes as it accrues throughout the period they hold them, whether or not interest is payable in cash.

    OID is defined as the excess of:

        (1) the stated redemption price at maturity of a senior discount note over

        (2) its issue price.

    The "stated redemption price at maturity" of a senior discount note is the sum of all payments (including cash interest) provided by the senior discount note. The "issue price" of a senior discount note is the first price at which a substantial amount of the senior discount notes are sold to the public for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers).

    A note holder is required to include OID in income as ordinary interest as it accrues under the constant yield method, regardless of the note holder's regular method of accounting. Because OID is defined to include cash interest payments, they need not be reported separately as taxable income.

    In general, the amount of OID included in income by the holder of a senior discount note is the sum of the daily portions of OID for each day during the taxable year or portion of the taxable year on which such holder held such senior discount note. The "daily portion" is determined by allocating the OID for the actual period ratably to each day in that accrual period. The "accrual period" for a senior discount note may be of any length and may vary in length over the term of a senior discount note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or final day of an accrual period.

    The amount of OID for an accrual period is generally equal to the product of the senior discount note's adjusted issue price at the beginning of such accrual period and its yield to maturity. The "adjusted issue price" of a senior discount note at the beginning of any accrual period is the sum of the issue price of the senior discount note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the senior discount note. Under the constant yield method of determining OID, a note holder generally will have to include increasingly greater amounts of OID in income in successive accrual periods during the accretion period. Following the accretion period, a U.S. holder generally will accrue OID equal to the cash payments being made on the senior discount notes.

    SALE, EXCHANGE AND RETIREMENT OF NOTES

    A note holder will recognize gain or loss upon the sale, retirement or other taxable disposition of a note. Such gain or loss will generally equal the difference between:

          - the amount of cash and the fair market value of property received for the note (other than amounts representing accrued but unpaid interest) and

          - the holder's adjusted tax basis in the note.

    A holder's adjusted tax basis in senior notes will generally equal the holder's purchase price; a holder's adjusted tax basis in senior discount notes will generally equal the holder's purchase price, increased by any accrued OID, and reduced by any cash payments on the senior discount notes. Gain or loss generally will be capital gain or loss and will be long-term capital gain or loss, if the holder has held such notes for more than one year. Long-term capital gain of a non-corporate note holder is generally subject to a maximum tax rate of 20%. There are limits on the deductibility of capital losses. Any amounts paid with respect to accrued but unpaid interest generally will be taxable as ordinary interest income. Gain or loss realized on the sale, retirement or other taxable disposition of a note derived by a note holder generally will be treated as U.S. source income or loss for foreign tax credit purposes.

                        CONSEQUENCES TO NON-U.S. HOLDERS

    INTEREST ON NOTES

    Generally, interest paid on the notes to a non-U.S. holder will not be subject to U.S. federal income tax if:

    - the interest is not effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. holder;

    - the non-U.S. holder does not actually or constructively own 10% or more of the total voting power of all classes of NEXTLINK stock entitled to vote and is not a controlled foreign corporation with respect to which NEXTLINK is a "related person" within the meaning of the Internal Revenue Code; and

    - the beneficial owner, under penalty of perjury, certifies that the owner is not a U.S. person and provides the owner's name and address.

    The certification described in the last clause above may be provided by a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes and certifies under penalty of perjury that it has received a similar statement from the non-U.S. holder or from a similar financial institution between the non-U.S. holder and it, and has furnished the payor with a copy. Under recently adopted U.S. Treasury regulations, which generally are effective for payments made after December 31, 2000, the certification may also be provided:

    - directly by the non-U.S. holder;

    - in the case of a non-U.S. holder that is treated as a partnership or other fiscally transparent entity, by the partners, shareholders or other beneficiaries of the entity; or

    - qualified financial institutions or other qualified entities on behalf of the non-U.S. holder.

    A holder that is not exempt from tax under these rules will be subject to U.S. federal income tax withholding at a rate of 30% unless the interest is effectively connected with the conduct of a U.S. trade or business, in which case the interest will be subject to the U.S.

federal income tax on net income that applies to U.S. persons generally. Corporate non-U.S. holders that receive interest income that is effectively connected with the conduct of a trade or business within the U.S. may also be subject to an additional "branch profits" tax on such income. Non-U.S. holders should consult applicable income tax treaties, which may provide different rules.

    SALE, EXCHANGE AND RETIREMENT OF NOTES

    A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized upon the sale or other disposition of the notes unless:

    - the gain is, or is treated as, effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. holder; or

    - in the case of a non-U.S. holder who is a nonresident alien individual and holds the notes as a capital asset, the holder is present in the U.S. for 183 or more days in the taxable year.

    FEDERAL ESTATE TAXES

    A note beneficially owned by an individual who is a non-U.S. holder at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of the individual's death, provided that:

    - the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of NEXTLINK stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code; and

    - interest payments with respect to such note would not have been, if received at the time of the individual's death, effectively connected with the conduct of a U.S. trade or business by the individual.

                  INFORMATION REPORTING AND BACKUP WITHHOLDING

    U.S. HOLDERS

    Information reporting and backup withholding may apply to payments of principal or interest, the accrual of OID, or the proceeds of the sale or other disposition of the notes made by NEXTLINK or another payor with respect to non-corporate U.S. holders. These holders generally will be subject to backup withholding at a rate of 31% unless the recipient of the payment supplies a taxpayer identification number and other information, certified under penalties of perjury, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the U.S. holder's federal income tax, upon furnishing the required information to the Internal Revenue Service.

    NON-U.S. HOLDERS

    Generally, information reporting and backup withholding of U.S. federal income tax at a rate of 31% may apply to payments of principal or interest, the accrual of OID, and premium, if any, to a non-U.S. holder if the holder fails to certify that the holder is a non-U.S. person.

    The payment of the proceeds on the disposition of notes to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless the owner provides the certification described above or otherwise establishes an exemption. The proceeds of the disposition by a non-U.S. holder of notes to or through a foreign office of a broker will not be subject to backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, or a foreign person 50% or more of whose gross income from all sources is from activities that are effectively connected with a U.S. trade or business or, after December 31, 2000, a foreign partnership, if at any time during its tax year, (i) one or more of its partners are U.S. persons also, in the aggregate, hold more than 50% of the income or capital interest in the partnership or (ii) it is engaged in the conduct of a trade or business in the United States, information reporting will apply unless:

    - the broker has documentary evidence in its files of the owner's foreign status; or

    - the owner otherwise establishes an exemption.

    Both backup withholding and information reporting will apply to the proceeds from dispositions if the broker has actual knowledge that the holder is a U.S. holder.

                   DESCRIPTION OF OTHER MATERIAL INDEBTEDNESS

DESCRIPTION OF THE 12 1/2% NOTES

    GENERAL. NEXTLINK and NEXTLINK Capital, Inc. (a wholly owned subsidiary of NEXTLINK) together issued $350 million of 12 1/2% Senior Notes Due April 15, 2006 pursuant to an indenture among NEXTLINK, NEXTLINK Capital and United States Trust Company of New York, as trustee. On September 6, 1996, NEXTLINK and NEXTLINK Capital consummated an offer to exchange these notes for $350 million of 12 1/2% Senior Notes Due April 15, 2006 that had been registered under the Securities Act.

    PRINCIPAL, MATURITY AND INTEREST. The 12 1/2% Notes are limited in aggregate principal amount to $350 million and will mature on April 15, 2006. Interest on the 12 1/2% Notes accrues at 12 1/2% per annum and is payable semi-annually in arrears on April 15 and October 15 of each year.

    RANKING. The 12 1/2% Notes are unsecured senior obligations of the issuers, will rank equally in right of payment with all existing and future senior obligations of the issuers and will rank senior in right of payment to all future subordinated obligations of the issuers.

    REDEMPTION. The 12 1/2% Notes are redeemable on or after April 15, 2001, at NEXTLINK's option, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2001........................................................    106.250%
2002........................................................    104.167%
2003........................................................    102.083%
2004 and thereafter.........................................    100.000%

    Except in connection with a Change of Control or an Asset Disposition (as defined in the indenture relating to the 12 1/2% Notes) of NEXTLINK, the issuers are not required to make mandatory redemption or sinking fund payments with respect to the 12 1/2% Notes.

    COVENANTS. The indenture relating to the 12 1/2% Notes restricts, among other things, NEXTLINK's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur certain liens to secure debt which is subordinated to or ranks equally with the 12 1/2% Notes, engage in any sale and leaseback transaction, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of NEXTLINK, enter into certain transactions with affiliates, or incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 12 1/2% Notes. The indenture relating to the 12 1/2% Notes permits, under certain circumstances, NEXTLINK's subsidiaries to be deemed unrestricted subsidiaries and thus not subject to the restrictions of the indenture.

    EVENTS OF DEFAULT. The indenture relating to the 12 1/2% Notes contains standard events of default, including:

    - defaults in the payment of principal, premium or interest;

    - defaults in the compliance with covenants contained in the indenture;

    - cross defaults on more than $10 million of other indebtedness;

    - failure to pay more than $10 million of judgments; and

    - certain events of its subsidiaries.

DESCRIPTION OF THE 9 5/8% NOTES

    GENERAL. NEXTLINK issued $400 million of 9 5/8% Senior Notes Due 2007 pursuant to an indenture between NEXTLINK and United States Trust Company of New York, as trustee. The 9 5/8% Notes have been registered under the Securities Act.

    PRINCIPAL, MATURITY AND INTEREST. The 9 5/8% Notes are limited in aggregate principal amount to $400 million and will mature on October 1, 2007. Interest on the 9 5/8% Notes accrues at 9 5/8% per annum and is payable semi-annually in arrears on April 1 and October 1 of each year.

    RANKING. The 9 5/8% Notes are unsecured senior obligations of NEXTLINK, will rank equally in right of payment with all existing and future senior obligations of NEXTLINK and will rank senior in right of payment to all future subordinated obligations of NEXTLINK.

    REDEMPTION. The 9 5/8% Notes are redeemable on or after October 1, 2002, at NEXTLINK's option, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2002........................................................    104.813%
2003........................................................    103.208%
2004........................................................    101.604%
2005 and thereafter.........................................    100.000%

    In addition, at any time on or before October 1, 2000, NEXTLINK may redeem up to 33 1/3% of the original aggregate principal amount of the 9 5/8% Notes with the net proceeds of a sale of common equity at a redemption price equal to 109% of the principal amount thereof, plus accrued interest, provided that at least $266.7 million in aggregate principal amount of 9 5/8% Notes remains outstanding after such redemption. Except in connection with a Change of Control or an Asset Disposition (as defined in the indenture relating to the 9 5/8% Notes) of NEXTLINK, NEXTLINK is not required to make mandatory redemption or sinking fund payments with respect to the 9 5/8% Notes.

    COVENANTS. The indenture relating to the 9 5/8% Notes restricts, among other things, NEXTLINK's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur certain liens to secure debt which is subordinated to or ranks equally with the 9 5/8% Notes, engage in any sale and leaseback transaction, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of NEXTLINK, enter into certain transactions with affiliates, or incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 9 5/8% Notes. The indenture relating to the 9 5/8% Notes permits, under certain circumstances, NEXTLINK's subsidiaries to be deemed unrestricted subsidiaries and thus not subject to the restrictions of the indenture.

    EVENTS OF DEFAULT. The indenture relating to the 9 5/8% Notes contains standard events of default, including:

    - defaults in the payment of principal, premium or interest;

    - defaults in the compliance with covenants contained in the indenture;

    - cross defaults on more than $10 million of other indebtedness;

    - failure to pay more than $10 million of judgments; and

    - certain events of its subsidiaries.

DESCRIPTION OF THE 9% NOTES

    GENERAL. NEXTLINK issued $335 million of 9% Senior Notes Due 2008 pursuant to an indenture between NEXTLINK and United States Trust Company of New York, as trustee. On July 15, 1998, NEXTLINK consummated an offer to exchange such notes for $335 million of 9% Senior Notes Due 2008 that had been registered under the Securities Act.

    PRINCIPAL, MATURITY AND INTEREST. The 9% Notes are limited in aggregate principal amount to $335 million and will mature on March 15, 2008. Interest on the 9% Notes accrues at 9% per annum and is payable semi-annually in arrears on March 15 and September 15 of each year.

    RANKING. The 9% Notes are unsecured senior obligations of NEXTLINK, will rank equally in right of payment with all existing and future senior obligations of NEXTLINK and will rank senior in right of payment to all future subordinated obligations of NEXTLINK.

    REDEMPTION. The 9% Notes are redeemable on or after March 15, 2003, at NEXTLINK's option, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................    104.500%
2004........................................................    103.000%
2005........................................................    101.500%
2006 and thereafter.........................................    100.000%

    In addition, at any time on or before March 15, 2001, NEXTLINK may redeem up to 33 1/3% of the original aggregate principal amount of the 9% Notes with the net proceeds of a sale of common equity at a redemption price equal to 109% of the principal amount thereof, plus accrued interest, provided that at least
66 2/3% of the original aggregate principal amount of the 9% Notes remains outstanding after such redemption. Except in connection with a Change of Control or an Asset Disposition (as defined in the indenture relating to the 9% Notes) of NEXTLINK, NEXTLINK is not required to make mandatory redemption or sinking fund payments with respect to the 9% Notes.

    COVENANTS. The indenture relating to the 9% Notes restricts, among other things, NEXTLINK's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur certain liens to secure debt which is subordinated to or ranks equally with the 9% Notes, engage in any sale and leaseback transaction, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of NEXTLINK, enter into certain transactions with affiliates, or incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 9% Notes. The indenture relating to the 9% Notes permits, under certain circumstances, NEXTLINK's subsidiaries to be deemed unrestricted subsidiaries and thus not subject to the restrictions of the indenture.

    EVENTS OF DEFAULT. The indenture relating to the 9% Notes contains standard events of default, including:

    - defaults in the payment of principal, premium or interest;

    - defaults in the compliance with covenants contained in the indenture;

    - cross defaults on more than $10 million of other indebtedness;

    - failure to pay more than $10 million of judgments; and

    - certain events of its subsidiaries.

DESCRIPTION OF THE 9.45% NOTES

    GENERAL. NEXTLINK issued $636,974,000 aggregate principal amount at stated maturity of 9.45% Senior Discount Notes Due 2008 under an indenture between NEXTLINK and United States Trust Company of New York, as trustee. On August 24, 1998, NEXTLINK consummated an offer to exchange such notes for $636,974,000 in aggregate principal amount at stated maturity of 9.45% Senior Discount Notes Due 2008 that have been registered under the Securities Act.

    PRINCIPAL, MATURITY AND INTEREST. The 9.45% Notes are limited to $636,974,000 aggregate principal amount at stated maturity and will mature on April 15, 2008. The 9.45% Notes were issued at a discount from their principal amount to generate aggregate gross proceeds of approximately $400.0 million. The 9.45% Notes accrete at a rate of 9.45% compounded semi-annually to an aggregate principal amount of $636,974,000 by April 15, 2003. No interest will accrue on the 9.45% Notes prior to April 15, 2003. The 9.45% Notes bear interest at 9.45% per annum payable semi-annually on April 15 and October 15 of each year, commencing October 15, 2003, accruing from April 15, 2003, or from the most recent interest payment date to which interest has been paid or provided.

    RANKING. The 9.45% Notes are unsecured senior obligations of NEXTLINK, will rank equally in right of payment with all existing and future senior obligations of NEXTLINK and will rank senior in right of payment to all future subordinated obligations of NEXTLINK.

    REDEMPTION. The 9.45% Notes are redeemable on or after April 15, 2003, at NEXTLINK's option, in whole or in part, and prior to maturity in amounts of $1,000 principal amount at maturity or an integral multiple of $1,000 at the following redemption prices (expressed as percentages of the principal amount) plus accrued interest, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................    104.725%
2004........................................................    103.150%
2005........................................................    101.575%
2006 and thereafter.........................................    100.000%

    In addition, at any time on or before April 15, 2001, NEXTLINK may redeem up to 33 1/3% of the original aggregate principal amount of the 9.45% Notes with the net proceeds of a sale of common equity, at a redemption price equal to 109.45% of the Accreted Value (as defined in the indenture relating to the 9.45% Notes), provided that at least 66 2/3% of the original aggregate principal amount of the 9.45% Notes remains outstanding after such redemption. Except in connection with a Change of Control or an Asset Disposition (as defined in the indenture relating to the 9.45% Notes) of NEXTLINK, NEXTLINK is not required to make mandatory redemption or sinking fund payments with respect to the 9.45% Notes.

    COVENANTS. The indenture relating to the 9.45% Notes restricts, among other things, NEXTLINK's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur certain liens to secure debt which is subordinated to or ranks equally with the 9.45% Notes, engage in any sale and leaseback transaction, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of NEXTLINK, enter into certain transactions with affiliates, or incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 9.45% Notes. The indenture relating to the 9.45% Notes permits, under certain circumstances, NEXTLINK's subsidiaries to be deemed unrestricted subsidiaries and thus not subject to the restrictions of such indenture.

    EVENTS OF DEFAULT. The indenture relating to the 9.45% Notes contains standard events of default, including:

    - defaults in the payment of principal, premium or interest;

    - defaults in the compliance with covenants contained in the indenture;

    - cross defaults on more than $10 million of other indebtedness;

    - failure to pay more than $10 million of judgments; and

    - certain events of its subsidiaries.

DESCRIPTION OF THE 10 3/4% NOTES DUE 2008

    GENERAL. NEXTLINK issued $500 million principal amount of 10 3/4% Senior Notes Due 2008 under an indenture between NEXTLINK and United States Trust Company of New York, as trustee. On May 14, 1999, NEXTLINK consummated an offer to exchange such notes for $500 million of 10 3/4% Senior Notes Due 2008 that had been registered under the Securities Act.

    PRINCIPAL, MATURITY AND INTEREST. The 10 3/4% Notes are limited in aggregate principal amount to $500 million and will mature on November 15, 2008. Interest on the 10 3/4% Notes accrues at 10 3/4% per annum and is payable semi-annually in arrears on May 15 and November 15 of each year.

    RANKING. The 10 3/4% Notes are unsecured senior obligations of NEXTLINK, will rank equally in right of payment with all existing and future senior obligations of NEXTLINK and will rank senior in right of payment to all future subordinated obligations of NEXTLINK.

    REDEMPTION. The 10 3/4% Notes are redeemable on or after November 15, 2003, at NEXTLINK's option, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) described below plus accrued interest, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................    105.375%
2004........................................................    103.583%
2005........................................................    101.792%
2006 and thereafter.........................................    100.000%

    In addition, at any time on or before November 15, 2001, NEXTLINK may redeem up to 33 1/3% of the original aggregate principal amount of the 10 3/4% Notes with the net proceeds of a sale of common equity at a redemption price equal to 112.75% of the principal amount thereof, plus accrued interest, provided that at least 66 2/3% of the original aggregate principal amount of 10 3/4% Notes remains outstanding after such redemption. Except in connection with a Change of Control or an Asset Disposition (as defined in the indenture relating to the 10 3/4% Notes) of NEXTLINK, NEXTLINK is not required to make mandatory redemption or sinking fund payments with respect to the 10 3/4% Notes.

    COVENANTS. The indenture relating to the 10 3/4% Notes restricts, among other things, NEXTLINK's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur certain liens to secure debt which is subordinated to or ranks equally with the 10 3/4% Notes, engage in any sale and leaseback transaction, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of NEXTLINK, enter into certain transactions with affiliates, or incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 10 3/4% Notes. The indenture relating to the 10 3/4% Notes permits, under certain circumstances, NEXTLINK's subsidiaries to be deemed unrestricted subsidiaries and thus not subject to the restrictions of the indenture.

    EVENTS OF DEFAULT. The indenture relating to the 10 3/4% Notes contains standard events of default, including:

    - defaults in the payment of principal, premium or interest;

    - defaults in the compliance with covenants contained in the indenture;

    - cross defaults on more than $10 million of other indebtedness;

    - failure to pay more than $10 million of judgments; and

    - certain events of its subsidiaries.

DESCRIPTION OF THE 12 1/4% NOTES DUE 2009

    GENERAL. NEXTLINK issued $588,926,000 aggregate principal amount at stated maturity of 12 1/4% Senior Discount Notes Due 2009 under an indenture between NEXTLINK and United States Trust Company of New York, as trustee.

    PRINCIPAL, MATURITY AND INTEREST. The 12 1/4% Notes are limited to $588,926,000 aggregate principal amount at stated maturity and will mature on June 1, 2009. The 12 1/4% Notes were issued at a discount from their principal amount to generate aggregate gross proceeds of approximately $325 million. The 12 1/4% Notes accrete at a rate of 12 1/4% compounded semi-annually to an aggregate principal amount of $588,926,000 by June 1, 2004. No interest will accrue on the 12 1/4% Notes prior to June 1, 2004. The 12 1/4% Notes bear interest at 12 1/4% per annum payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2004, accruing from June 1, 2004, or from the most recent interest payment date to which interest has been paid or provided.

    RANKING. The 12 1/4% Notes are unsecured senior obligations of NEXTLINK, will rank equally in right of payment with all existing and future senior obligations of NEXTLINK and will rank senior in right of payment to all future subordinated obligations of NEXTLINK.

    REDEMPTION. The 12 1/4% Notes are redeemable on or after June 1, 2004, at NEXTLINK's option, in whole or in part, and prior to maturity in amounts of $1,000 principal amount at maturity or an integral multiple of $1,000 at the following redemption prices (expressed as percentages of the principal amount) plus accrued interest, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2004........................................................    106.125%
2005........................................................    104.083%
2006........................................................    102.042%
2007 and thereafter.........................................    100.000%

    In addition, at any time on or before June 1, 2002, NEXTLINK may redeem up to 33 1/3% of the original aggregate principal amount of the 12 1/4% Notes with the net proceeds of a sale of common equity at a redemption price equal to 112.25% of the Accreted Value (as defined in the indenture relating to the 12 1/4% Notes), plus accrued and unpaid interest, provided that at least 66 2/3% of the original principal amount of the 12 1/4% Notes remains outstanding after such redemption. Except in connection with a Change of Control or an Asset Disposition (as defined in the indenture relating to the 12 1/4% Notes) of NEXTLINK, NEXTLINK is not required to make mandatory redemption or sinking fund payments with respect to the 12 1/4% Notes.

    COVENANTS. The indenture relating to the 12 1/4% Notes restricts, among other things, NEXTLINK's ability to incur additional indebtedness, issue preferred stock, pay dividends or make certain other restricted payments, incur certain liens to secure debt which is subordinated to or ranks equally with the 12 1/4% Notes, engage in any sale and leaseback transaction, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of NEXTLINK, enter into certain transactions with affiliates, or incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 12 1/4% Notes. The indenture relating to the 12 1/4% Notes permits, under certain circumstances, NEXTLINK's subsidiaries to be deemed unrestricted subsidiaries and thus not subject to the restrictions of such indenture.

    EVENTS OF DEFAULT. The indenture relating to the 12 1/4% Notes contains standard events of default, including:

    - defaults in the payment of principal, premium or interest;

    - defaults in the compliance with covenants contained in the indenture;

    - cross defaults on more than $10 million of other indebtedness;

    - failure to pay more than $10 million of judgments; and

    - certain events of its subsidiaries.

DESCRIPTION OF THE 10 3/4% NOTES DUE 2009

    GENERAL. NEXTLINK issued $675 million principal amount of 10 3/4% Senior Notes Due 2009 under an indenture between NEXTLINK and United States Trust Company of New York, as trustee.

    PRINCIPAL, MATURITY AND INTEREST. The 10 3/4% Notes are limited in aggregate principal amount to $675 million and will mature on June 1, 2009. Interest on the 10 3/4% Notes accrues at 10 3/4% per annum and is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 1999.

    RANKING. The 10 3/4% Notes are unsecured senior obligations of NEXTLINK, will rank equally in right of payment with all existing and future senior obligations of NEXTLINK and will rank senior in right of payment to all future subordinated obligations of NEXTLINK.

    REDEMPTION. The 10 3/4% Notes are redeemable on or after June 1, 2004, at NEXTLINK's option, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2004........................................................    105.375%
2005........................................................    103.583%
2006........................................................    101.792%
2007 and thereafter.........................................    100.000%

    In addition, at any time on or before June 1, 2002, NEXTLINK may redeem up to 33 1/3% of the original aggregate principal amount of the 10 3/4% Notes with the net proceeds of a sale of common equity at a redemption price equal to 110.75% of the principal amount thereof, plus accrued interest, provided that at least 66 2/3% of the original aggregate principal amount of 10 3/4% Notes remains outstanding after such redemption. Except in connection with a Change of Control or an Asset Disposition (as defined in the indenture relating to the 10 3/4% Notes) of NEXTLINK, NEXTLINK is not required to make mandatory redemption or sinking fund payments with respect to the 10 3/4% Notes.

    COVENANTS. The indenture relating to the 10 3/4% Notes restricts, among other things, NEXTLINK's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur certain liens to secure debt which is subordinated to or ranks equally with the 10 3/4% Notes, engage in any sale and leaseback transaction, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of NEXTLINK, enter into certain transactions with affiliates, or incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 10 3/4% Notes. The indenture relating to the 10 3/4% Notes permits, under certain circumstances, NEXTLINK's subsidiaries to be deemed unrestricted subsidiaries and thus not subject to the restrictions of the indenture.

    EVENTS OF DEFAULT. The indenture relating to the 10 3/4% Notes contains standard events of default, including:

    - defaults in the payment of principal, premium or interest;

    - defaults in the compliance with covenants contained in the indenture;

    - cross defaults on more than $10 million of other indebtedness;

    - failure to pay more than $10 million of judgments; and

    - certain events of its subsidiaries.

SENIOR SECURED CREDIT FACILITY

    In February, 2000, NEXTLINK entered into a $1,000.0 million senior secured credit facility underwritten by a syndicate of banks and other financial institutions. The credit facility consists of a $387.5 million tranche A term loan facility, a $225.0 million tranche B term loan facility and a $387.5 million revolving credit facility. NEXTLINK borrowed $375.0 million under this facility at the closing.

    All obligations under the credit facility are secured by the telecommunications assets purchased using the proceeds thereof, other assets up to $125.0 million, all intercompany receivables owed to NEXTLINK by its subsidiaries and the stock of NEXTLINK's direct subsidiaries. NEXTLINK's subsidiaries have guaranteed $125.0 million of the obligations allocated ratably among the credit facility.

    Both the revolving credit facility and the tranche A term loan facility mature on December 31, 2006, and the tranche B term loan facility matures on June 30, 2007. The maturity date for each of the facilities is expected to automatically be accelerated to October 31, 2005 unless we have refinanced our $350.0 million 12 1/2% Senior Notes by April 15, 2005.

    Amounts drawn under the revolving credit facility and the term loans bear interest, at the option of NEXTLINK, at the alternate base rate or reserve-adjusted London Interbank Offered Rate (LIBOR) plus, in each case, applicable margins.

    The credit agreement contains customary negative covenants restricting and limiting our ability to engage in certain activities, including but not limited to:

    - limitations on indebtedness, guarantee obligations and the incurrence of liens,

    - restrictions on sale lease back transactions, consolidations, mergers, liquidations, dissolutions, leases, sale of assets, transactions with affiliates, loans, advances and investments,

    - restrictions on issuance of preferred stock, dividends and distributions on capital stock and other similar distributions, and

    - optional payments and modifications of other debt instruments, transactions with affiliates, changes in fiscal year, and engaging in any business other than the telecommunications and data and voice transmission business (including enhanced services delivered over data and/or telecommunications networks).

    The secured credit facility contains customary events of default, including an event of default upon certain changes of control.

                              PLAN OF DISTRIBUTION

    Each holder desiring to participate in the exchange offer will be required to represent, among other things, that

        (1) it is not an "affiliate" (as defined in Rule 405 of the Securities
    Act) of NEXTLINK,

        (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes, and

        (3) it is acquiring the new notes in the ordinary course of its business.

A holder unable to make the above representations is referred to as a restricted holder. A restricted holder will not be able to participate in the exchange offer, and may only sell its old notes pursuant to a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

    Each participating broker-dealer is required to acknowledge in the letter of transmittal that it acquired the old notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of such new notes. Based upon interpretations by the staff of the Securities and Exchange Commission, NEXTLINK believes that new notes issued pursuant to the exchange offer to participating broker-dealers may be offered for resale, resold, and otherwise transferred by a participating broker-dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. NEXTLINK has agreed that for a period of 30 days following consummation of the exchange offer, they will make this prospectus available to participating broker-dealers for use in connection with any such resale. During such period of time, delivery of this prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a participating broker-dealer engaged in market making or other trading activities.

    NEXTLINK will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such new notes. Any participating broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    NEXTLINK has agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the exchange and registration rights agreement.

                INCORPORATION OF MATERIAL DOCUMENTS BY REFERENCE

    The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the Securities and Exchange Commission automatically updates and supersedes more dated information. We have previously filed the following documents with the Securities and Exchange Commission and are incorporating them by reference into this prospectus, as well as the identified documents (other than the financial statements included therein) filed by Concentric Network Corporation with the Securities and Exchange Commission:

        1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 29, 1999.

        2. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed on November 15, 1999.

        3. Our Current Reports on 8-K filed on January 19, 1999, April 1, 1999, May 11, 1999, November 18, 1999, December 10, 1999, January 11, 2000 and
    January 24, 2000.

        4. Concentric's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on February 1, 1999.

        5. Concentric's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed on November 15, 1999.

    We also incorporate by reference all documents subsequently filed by us and Concentric pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the old notes are exchanged for new notes.

    We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone to Gary D. Begeman, Senior Vice President, General Counsel and Secretary, NEXTLINK Communications, Inc., 1505 Farm Credit Drive, McLean, Virginia 22102, (703) 547-2000. In order to insure timely delivery of the
documents, any request should be made five days before          , 2000, which is
when the exchange offer expires.

                                 LEGAL MATTERS

    The validity of the new notes will be passed upon for NEXTLINK by Willkie Farr & Gallagher, New York, New York.

                                    EXPERTS

    The audited financial statements included in the NEXTLINK's Annual Report on Form 10-K, filed on March 29, 1999, which is incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OFFER TO EXCHANGE
                         10 1/2% SENIOR NOTES DUE 2009
                                      AND
                     12 1/8% SENIOR DISCOUNT NOTES DUE 2009
                      THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933
                                FOR OUTSTANDING
                         10 1/2% SENIOR NOTES DUE 2009
                                      AND
                     12 1/8 SENIOR DISCOUNT NOTES DUE 2009

                               ------------------

                              P R O S P E C T U S

                            DATED FEBRUARY 14, 2000

                            ------------------------

                                     [LOGO]

                         NEXTLINK COMMUNICATIONS, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

    The Company has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorney's fees) that such officer or director actually and reasonably incurred.

    The Company has entered into indemnification agreements with each of the Company's officers and directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS:


       1                   --      Purchase Agreement by and among NEXTLINK Communications,
                                   Inc. and the Initial Purchasers.

       3.1                 --      Certificate of Incorporation of NEXTLINK Communications,
                                   Inc.(1)

       3.1(i)              --      Certificate of Amendment of Certificate of Incorporation of
                                   NEXTLINK Communications, Inc., dated August 25, 1999. (15)_

       3.2                 --      By-laws of NEXTLINK Communications, Inc.(1)

       3.3                 --      Articles of Incorporation of NEXTLINK Capital, Inc.(2)

       3.4                 --      By-laws of NEXTLINK Capital, Inc.(2)

       4.1(i)              --      Indenture, dated November 17, 1999, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee, relating to the 10 1/2% Senior Notes due
                                   2009.

       4.1(ii)             --      Indenture, dated November 17, 1999, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of
                                   Texas, as Trustee, relating to the 12 1/8% Senior Discount
                                   Notes due 2009.

       4.2                 --      Certificate of Designation of the Powers, Preferences and
                                   Relative, Participating, Optional and Other Special Rights
                                   of 14% Senior Exchangeable Redeemable Preferred Shares and
                                   Qualifications, Limitations and Restrictions Thereof.(1)

       4.3                 --      Form of stock certificate of 14% Senior Exchangeable
                                   Redeemable Preferred Shares.(3)

       4.4                 --      Certificate of Designation of Powers, Preferences and
                                   Relative, Participating, Optional and Other Special Rights
                                   of 6 1/2% Cumulative Convertible Preferred Stock and
                                   Qualifications, Limitations and Restrictions Thereof.(1)

       4.5                 --      Form of stock certificate of 6 1/2% Cumulative Convertible
                                   Preferred Stock.(12)

       4.6                 --      Form of stock certificate of Class A common stock.(9)

       4.7                 --      Indenture, dated as of April 25, 1996, by and among NEXTLINK
                                   Communications, Inc., NEXTLINK Capital, Inc. and United
                                   States Trust Company of New York, as Trustee, relating to
                                   12 1/2% Senior Notes due April 15, 2006, including form of global note.(2)

       4.8                 --      First Supplemental Indenture, dated as of January 31, 1997, by and among NEXTLINK Communications, Inc., NEXTLINK
                                   Communications, L.L.C., NEXTLINK Capital, Inc. and United
                                   States Trust Company of New York, as Trustee.(3)

       4.9                 --      Indenture dated September 25, 1997 between United States
                                   Trust Company, as Trustee and NEXTLINK Communications, Inc.,
                                   relating to the 9 5/8% Senior Notes due 2007.(12)

       4.10                --      Indenture, dated March 3, 1998, between United States Trust
                                   Company, as Trustee and NEXTLINK Communications, Inc.,
                                   relating to the 9% Senior Notes due 2008.(5)

       4.11                --      Indenture, dated April 1, 1998, between United States Trust
                                   Company, as Trustee and NEXTLINK Communications, Inc.,
                                   relating to the 9.45% Senior Discount Notes due 2008.(5)

       4.12                --      Second Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated April 25, 1996, by and among NEXTLINK
                                   Communications, Inc., NEXTLINK Capital, Inc. and United
                                   States Trust Company of New York, as Trustee.(1)

       4.13                --      First Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated September 25, 1997, by and between NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee.(1)

       4.14                --      First Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated March 3, 1998, by and between NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee.(1)

       4.15                --      First Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated April 1, 1998, by and between NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee.(1)

       4.16                --      Indenture, dated November 12, 1998, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as trustee relating to the 10 3/4% Senior Notes due
                                   2008. (7)

       4.17                --      Indenture, dated June 1, 1999, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee, relating to the 12 1/4% Senior Notes due
                                   2009. (15)

       4.18                --      Indenture, dated June 1, 1999, by and among NEXTLINK
                                   Communications Inc. and United States Trust Company of
                                   Texas, as Trustee, related to the 10 3/4% Senior Discount
                                   Notes due 2009. (15)

       5.1                 --      Opinion of Willkie Farr & Gallagher.*

       8.1                 --      Tax Opinion of Willkie Farr & Gallagher.*

      10.1                 --      Stock Option Plan of NEXTLINK Communications, Inc. as
                                   amended.(1)

      10.2                 --      Employee Stock Purchase Plan of NEXTLINK Communications,
                                   Inc.(1)

      10.3                 --      Registration Rights Agreement dated as of January 15, 1997, between NEXTLINK Communications, Inc. and the signatories
                                   listed therein(3).

      10.4                 --      Preferred Exchange and Registration Rights Agreement, dated as of January 31, 1997, by and among NEXTLINK
                                   Communications, Inc. and the Initial Purchasers(3).

      10.5                 --      Exchange and Registration Rights Agreement dated as of
                                   November 17, 1999 between the Company, and the Initial
                                   Purchasers.

      10.6                 --      Fiber Lease and Innerduct Use Agreement, dated February 23,
                                   1998, by and between NEXTLINK Communications, Inc. and
                                   Metromedia Fiber Network, Inc. (5)

      10.7                 --      Amendment No. 1 to Fiber Lease and Innerduct Use Agreement,
                                   dated March 4, 1998, by and between NEXTLINK Communications,
                                   Inc. and Metromedia Fiber Network, Inc. (5)

      10.8                 --      Cost sharing and IRU Agreement, dated July 18, 1998, between
                                   Level 3 Communications, LLC and INTERNEXT LLC. (13)

      10.9                 --      Guaranty Agreement, dated July 18, 1998, between NEXTLINK
                                   Communications, Inc. and Level 3 Communications, LLC. (13)

      10.10                --      Agreement and Plan of Merger, dated as of January 14, 1999, among NEXTLINK Communications, Inc., WNP Communications,
                                   Inc. and PCO Acquisition Corp. (14)

      10.11                --      Registration Rights Agreement, dated January 14, 1999,
                                   between NEXTLINK Communications, Inc. and the Holders
                                   referred to therein. (14)

      10.12                --      Consent and Indemnity Agreement of Stockholders, dated
                                   January 14, 1999, by and among NEXTLINK Communications,
                                   Inc., WNP Communications, Inc. and certain holders of
                                   non-voting and voting common stock of WNP Communications,
                                   Inc. (10)

      10.13                --      Consent and Indemnity Agreement of Preferred Stockholders,
                                   dated January 14, 1999, by and among NEXTLINK
                                   Communications, Inc., and WNP Communications, Inc. (11)

      10.14                --      Employment Agreement, effective September 21, 1999, by and between Daniel Akerson and NEXTLINK Communications, Inc.
                                   (15)

      10.15                --      Credit and Guaranty Agreement, dated as of February 3, 2000, between NEXTLINK Communications, Inc. and various lenders.*

      21                   --      Subsidiaries of the Registrant.(4)

      23.1                 --      Consent of Arthur Andersen LLP.

      23.2                 --      Consent of Willkie Farr & Gallagher (included in their
                                   opinion filed as Exhibit 5.1 and Exhibit 8.1).*

      25                   --      Statement on Form T-1 of Eligibility of Trustee.*

      99.1                 --      Form of Letter of Transmittal for the 10 1/2% Senior Notes
                                   due 2009.

      99.1(i)              --      Form of Letter of Transmittal for the 12 1/8% Senior
                                   Discount Notes due 2009.

      99.2                 --      Form of Notice of Guaranteed Delivery for the 10 1/2% Senior
                                   Notes due 2009.

      99.2(i)              --      Form of Notice of Guaranteed Delivery for the 12 1/8% Senior
                                   Discount Notes due 2009.

      99.3                 --      Form of Letter to Clients.

      99.4                 --      Form of Letter to Nominees.

------------------------

*   To be filed by amendment.

(1) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-53975).

(2) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-4 of NEXTLINK Communications, L.L.C. (the predecessor of NEXTLINK Communications, Inc.) and NEXTLINK Capital, Inc. (Commission File No. 333-4603).

(3) Incorporated herein by reference to the exhibit filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. (Commission File Nos. 33-04603 and 333-04603-01).

(4) Incorporated here by reference to the exhibit filed with the Registration Statement on Form S-1 of NEXTLINK Communications, Inc. (Commission File No. 333-32003).

(5) Incorporated herein by reference to the exhibit filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. (Communication File Nos. 333-04603 and 333-04603-01).

(6) Incorporated herein by reference to the exhibit filed with the quarterly report on Form 10-Q for the quarterly period ended March 31, 1998 of NEXTLINK Communications, Inc. (Commission File No. 000-22939).

(7) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File
    No. 333-71749).

(8) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-3 of NEXTLINK Communications, Inc. (Commission File
    No. 333-77819).

(9) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-1 of NEXTLINK Communications, Inc. (Commission File
    No. 333-32001).

(10) Incorporated herein by reference to the exhibits filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-75923).

(11) Incorporated herein by reference to the exhibits filed with the current report on Form 8-K filed on April 1, 1999 (Commission File No. 000-22939).

(12) Incorporated herein by reference to the exhibits filed with the Registration Statement on Form S-3 of NEXTLINK Communications, Inc. (Commission File No. 333-77577).

(13) Incorporated herein by reference to the exhibit filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. (Commission File No. 000-22939).

(14) Incorporated herein by reference to the exhibits filed with the current report on Form 8-K filed on January 19, 1999 (Commission File No. 000-22939).

(15) Incorporated herein by reference to the exhibits filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. (Commission File No. 000-22939).

    (B)  FINANCIAL STATEMENT SCHEDULES:

    None.

ITEM 22. UNDERTAKINGS.

    Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the option of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on the 14th day of February, 2000.

                                                       NEXTLINK COMMUNICATIONS, INC.

                                                       By:           /s/ GARY D. BEGEMAN
                                                            --------------------------------------
                                                                       Gary D. Begeman
                                                            SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                                                        AND SECRETARY

    We, the undersigned officers and directors of NEXTLINK Communications, Inc., hereby severally and individually constitute and appoint Daniel F. Akerson, Gary D. Begeman and Richard A. Montfort, Jr. and each of them, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                  TITLE                  DATE
                      ---------                                  -----                  ----
                                                       Chairman of the Board and
                /s/ DANIEL F. AKERSON                    Chief Executive Officer    February 14,
     -------------------------------------------         (Principal Executive           2000
                  Daniel F. Akerson                      Officer)

                                                       Acting Chief Financial
               /s/ WILLIAM A. HOGLUND                    Officer (Principal
     -------------------------------------------         Financial Officer and      February 14,
                 William A. Hoglund                      Principal Accounting           2000
                                                         Officer and Director)

              /s/ NICHOLAS C. FORSTMANN
     -------------------------------------------       Director                     February 14,
                Nicholas C. Forstmann                                                   2000

                /s/ SANDRA J. HORBACH
     -------------------------------------------       Director                     February 14,
                  Sandra J. Horbach                                                     2000

                      SIGNATURE                                  TITLE                  DATE
                      ---------                                  -----                  ----
                 /s/ NICOLAS KAUSER
     -------------------------------------------       Director                     February 14,
                   Nicolas Kauser                                                       2000

                 /s/ CRAIG O. MCCAW
     -------------------------------------------       Director                     February 14,
                   Craig O. McCaw                                                       2000

                /s/ SHARON L. NELSON
     -------------------------------------------       Director                     February 14,
                  Sharon L. Nelson                                                      2000

                /s/ JEFFREY S. RAIKES
     -------------------------------------------       Director                     February 14,
                  Jeffrey S. Raikes                                                     2000

                 /s/ DENNIS WEIBLING
     -------------------------------------------       Director                     February 14,
                   Dennis Weibling                                                      2000

                               INDEX TO EXHIBITS

      EXHIBITS                                                                                     PAGE
---------------------                                                                            --------
       1                   --      Purchase Agreement by and among NEXTLINK Communications,
                                   Inc. and the Initial Purchasers.............................

       3.1                 --      Certificate of Incorporation of NEXTLINK Communications,
                                   Inc.(1).....................................................

       3.1(i)              --      Certificate of Amendment of Certificate of Incorporation of
                                   NEXTLINK Communications, Inc., dated August 25, 1999(15)....

       3.2                 --      By-laws of NEXTLINK Communications, Inc.(1).................

       3.3                 --      Articles of Incorporation of NEXTLINK Capital, Inc.(2)......

       3.4                 --      By-laws of NEXTLINK Capital, Inc.(2)........................

       4.1(i)              --      Indenture, dated November 17, 1999, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee, relating to the 10 1/2% Senior Notes due
                                   2009........................................................

       4.1(ii)             --      Indenture, dated November 17, 1999, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of
                                   Texas, as Trustee, relating to the 12 1/8% Senior Discount
                                   Notes due 2009..............................................

       4.2                 --      Certificate of Designation of the Powers, Preferences and
                                   Relative, Participating, Optional and Other Special Rights
                                   of 14% Senior Exchangeable Redeemable Preferred Shares and
                                   Qualifications, Limitations and Restrictions Thereof(1).....

       4.3                 --      Form of stock certificate of 14% Senior Exchangeable
                                   Redeemable Preferred Shares(3)..............................

       4.4                 --      Certificate of Designation of Powers, Preferences and
                                   Relative, Participating, Optional and Other Special Rights
                                   of 6 1/2% Cumulative Convertible Preferred Stock and
                                   Qualifications, Limitations and Restrictions Thereof(1).....

       4.5                 --      Form of stock certificate of 6 1/2% Cumulative Convertible
                                   Preferred Stock(12).........................................

       4.6                 --      Form of stock certificate of Class A common stock(9)........

       4.7                 --      Indenture, dated as of April 25, 1996, by and among NEXTLINK
                                   Communications, Inc., NEXTLINK Capital, Inc. and United
                                   States Trust Company of New York, as Trustee, relating to
                                   12 1/2% Senior Notes due April 15, 2006, including form of global note(2)..............................................

       4.8                 --      First Supplemental Indenture, dated as of January 31, 1997, by and among NEXTLINK Communications, Inc., NEXTLINK
                                   Communications, L.L.C., NEXTLINK Capital, Inc. and United
                                   States Trust Company of New York, as Trustee(3).............

       4.9                 --      Indenture dated September 25, 1997 between United States
                                   Trust Company, as Trustee and NEXTLINK Communications, Inc.,
                                   relating to the 9 5/8% Senior Notes due 2007(12)............

       4.10                --      Indenture, dated March 3, 1998, between United States Trust
                                   Company, as Trustee and NEXTLINK Communications, Inc.,
                                   relating to the 9% Senior Notes due 2008(5).................

       4.11                --      Indenture, dated April 1, 1998, between United States Trust
                                   Company, as Trustee and NEXTLINK Communications, Inc.,
                                   relating to the 9.45% Senior Discount Notes due 2008(5).....

      EXHIBITS                                                                                     PAGE
---------------------                                                                            --------
       4.12                --      Second Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated April 25, 1996, by and among NEXTLINK
                                   Communications, Inc., NEXTLINK Capital, Inc. and United
                                   States Trust Company of New York, as Trustee(1).............

       4.13                --      First Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated September 25, 1997, by and between NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee(1).........................................

       4.14                --      First Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated March 3, 1998, by and between NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee(1).........................................

       4.15                --      First Supplemental Indenture, dated June 3, 1998, amending
                                   Indenture dated April 1, 1998, by and between NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee(1).........................................

       4.16                --      Indenture, dated November 12, 1998, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as trustee relating to the 10 3/4% Senior Notes due
                                   2008(7).....................................................

       4.17                --      Indenture, dated June 1, 1999, by and among NEXTLINK
                                   Communications, Inc. and United States Trust Company of New
                                   York, as Trustee, relating to the 12 1/4% Senior Notes due
                                   2009(15)....................................................

       4.18                --      Indenture, dated June 1, 1999, by and among NEXTLINK
                                   Communications Inc. and United States Trust Company of
                                   Texas, as Trustee, related to the 10 3/4% Senior Discount
                                   Notes due 2009(15)..........................................

       5.1                 --      Opinion of Willkie Farr & Gallagher*........................

       8.1                 --      Tax Opinion of Willkie Farr & Gallagher*....................

      10.1                 --      Stock Option Plan of NEXTLINK Communications, Inc. as
                                   amended(1)..................................................

      10.2                 --      Employee Stock Purchase Plan of NEXTLINK Communications,
                                   Inc.(1).....................................................

      10.3                 --      Registration Rights Agreement dated as of January 15, 1997, between NEXTLINK Communications, Inc. and the signatories
                                   listed therein(3)...........................................

      10.4                 --      Preferred Exchange and Registration Rights Agreement, dated as of January 31, 1997, by and among NEXTLINK
                                   Communications, Inc. and the Initial Purchasers(3)..........

      10.5                 --      Exchange and Registration Rights Agreement dated as of
                                   November 17, 1999 between the Company, and the Initial
                                   Purchasers..................................................

      10.6                 --      Fiber Lease and Innerduct Use Agreement, dated February 23,
                                   1998, by and between NEXTLINK Communications, Inc. and
                                   Metromedia Fiber Network, Inc.(5)...........................

      10.7                 --      Amendment No. 1 to Fiber Lease and Innerduct Use Agreement,
                                   dated March 4, 1998, by and between NEXTLINK Communications,
                                   Inc. and Metromedia Fiber Network, Inc.(5)..................

      10.8                 --      Cost sharing and IRU Agreement, dated July 18, 1998, between
                                   Level 3 Communications, LLC and INTERNEXT LLC.(13)..........

      10.9                 --      Guaranty Agreement, dated July 18, 1998, between NEXTLINK
                                   Communications, Inc. and Level 3 Communications, LLC.(13)...

      EXHIBITS                                                                                     PAGE
---------------------                                                                            --------
      10.10                --      Agreement and Plan of Merger, dated as of January 14, 1999, among NEXTLINK Communications, Inc., WNP Communications,
                                   Inc. and PCO Acquisition Corp.(14)..........................

      10.11                --      Registration Rights Agreement, dated January 14, 1999,
                                   between NEXTLINK Communications, Inc. and the Holders
                                   referred to therein.(14)....................................

      10.12                --      Consent and Indemnity Agreement of Stockholders, dated
                                   January 14, 1999, by and among NEXTLINK Communications,
                                   Inc., WNP Communications, Inc. and certain holders of
                                   non-voting and voting common stock of WNP Communications,
                                   Inc.(10)....................................................

      10.13                --      Consent and Indemnity Agreement of Preferred Stockholders,
                                   dated January 14, 1999, by and among NEXTLINK
                                   Communications, Inc., and WNP Communications, Inc.(11)......

      10.14                --      Employment Agreement, effective September 21, 1999, by and between Daniel Akerson and NEXTLINK Communications,
                                   Inc.(15)....................................................

      10.15                --      Credit and Guaranty Agreement, dated as of February 3, 2000, between NEXTLINK Communications, Inc. and various
                                   lenders*....................................................

      21                   --      Subsidiaries of the Registrant(4)...........................

      23.1                 --      Consent of Arthur Andersen LLP..............................

      23.2                 --      Consent of Willkie Farr & Gallagher (included in their
                                   opinion filed as Exhibit 5.1 and Exhibit 8.1)*..............

      25                   --      Statement on Form T-1 of Eligibility of Trustee*............

      99.1                 --      Form of Letter of Transmittal for the 10 1/2% Senior Notes
                                   due 2009....................................................

      99.1(i)              --      Form of Letter of Transmittal for the 12 1/8% Senior
                                   Discount Notes due 2009.....................................

      99.2                 --      Form of Notice of Guaranteed Delivery for the 10 1/2% Senior
                                   Notes due 2009..............................................

      99.2(i)              --      Form of Notice of Guaranteed Delivery for the 12 1/8% Senior
                                   Discount Notes due 2009.....................................

      99.3                 --      Form of Letter to Clients...................................

      99.4                 --      Form of Letter to Nominees..................................

------------------------

*   To be filed by amendment.

(1) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-53975).

(2) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-4 of NEXTLINK Communications, L.L.C. (the predecessor of NEXTLINK Communications, Inc.) and NEXTLINK Capital, Inc. (Commission File No. 333-4603).

(3) Incorporated herein by reference to the exhibit filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. (Commission File Nos. 33-04603 and 333-04603-01).

(4) Incorporated here by reference to the exhibit filed with the Registration Statement on Form S-1 of NEXTLINK Communications, Inc. (Commission File No. 333-32003).

(5) Incorporated herein by reference to the exhibit filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. (Communication File Nos. 333-04603 and 333-04603-01).

(6) Incorporated herein by reference to the exhibit filed with the quarterly report on Form 10-Q for the quarterly period ended March 31, 1998 of NEXTLINK Communications, Inc. (Commission File No. 000-22939).

(7) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File
    No. 333-71749).

(8) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-3 of NEXTLINK Communications, Inc. (Commission File
    No. 333-77819).

(9) Incorporated herein by reference to the exhibit filed with the Registration Statement on Form S-1 of NEXTLINK Communications, Inc. (Commission File
    No. 333-32001).

(10) Incorporated herein by reference to the exhibits filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (Commission File No. 333-75923).

(11) Incorporated herein by reference to the exhibits filed with the current report on Form 8-K filed on April 1, 1999 (Commission File No. 000-22939).

(12) Incorporated herein by reference to the exhibits filed with the Registration Statement on Form S-3 of NEXTLINK Communications, Inc. (Commission File No. 333-77577).

(13) Incorporated herein by reference to the exhibit filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. (Commission File No. 000-22939).

(14) Incorporated herein by reference to the exhibits filed with the current report on Form 8-K filed on January 19, 1999 (Commission File No. 000-22939).

(15) Incorporated herein by reference to the exhibits filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. (Commission File No. 000-22939).